                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant /X/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                     PUBLIC SERVICE COMPANY OF NEW MEXICO
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                     [LOGO]

                      PUBLIC SERVICE COMPANY OF NEW MEXICO
                                ALVARADO SQUARE
                         ALBUQUERQUE, NEW MEXICO 87158

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 30, 1996

                            ------------------------

To the Holders of Common Stock of
PUBLIC SERVICE COMPANY OF NEW MEXICO

    Notice is hereby given that the Annual Meeting of Shareholders of PUBLIC SERVICE COMPANY OF NEW MEXICO ("PNM") will be held in the auditorium of the UNM Continuing Education Conference Center at 1634 University Boulevard, N.E., in the City of Albuquerque, New Mexico, on April 30, 1996, at 9:30 a.m., Mountain Daylight Time, for the following purposes:

    1. To elect three directors of PNM to hold office in accordance with the Restated Articles of Incorporation of PNM until the Annual Meeting of Shareholders in 1999, or until their successors shall be duly elected and qualified.

    2. To consider and vote upon the approval of the selection by PNM's Board of Directors of Arthur Andersen LLP as independent public accountants to audit the consolidated financial statements of PNM and subsidiaries for the fiscal year ending December 31, 1996.

    3. To consider and act upon a proposal to approve the First Restated and Amended Director Retainer Plan, as described in the accompanying Proxy Statement and set forth in Exhibit A thereto.

    4. To consider and act upon a proposal to approve the First Restated and Amended Performance Stock Plan, as described in the accompanying Proxy Statement and set forth in Exhibit B thereto.

    5. To consider and act upon such other matters as may properly come before the meeting.

    Only holders of PNM Common Stock of record at the close of business on March 11, 1996 will be entitled to notice of and to vote on all matters to come before the meeting and any adjournment thereof.

                                          By Order of the Board of Directors

                                          Patrick T. Ortiz
                                          SECRETARY

March 25, 1996

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE MARK, EXECUTE, DATE AND RETURN THE ACCOMPANYING PROXY CARD AS SOON AS POSSIBLE, USING THE ENCLOSED SELF-ADDRESSED ENVELOPE WHICH REQUIRES NO POSTAGE.

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                                     [LOGO]

                      PUBLIC SERVICE COMPANY OF NEW MEXICO
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 30, 1996

    A proxy in the accompanying form is solicited on behalf of the Board of Directors of PUBLIC SERVICE COMPANY OF NEW MEXICO ("PNM") for use at the 1996 Annual Meeting of Holders of the Common Stock of PNM, to be held on April 30, 1996 in the auditorium of the UNM Continuing Education Conference Center at 1634 University Boulevard, N.E., in Albuquerque, New Mexico, at 9:30 a.m., Mountain Daylight Time, and at any adjournments thereof, for the purposes set forth in the accompanying notice. Shareholders may revoke their proxy by attendance at the meeting and by voting their shares in person or by executing a later proxy changing the vote on the earlier proxy. A proxy, when executed and not so revoked, will be voted in accordance with the instructions thereon. In the absence of specific instructions, proxies will be voted by those named in the proxy FOR the election of directors nominated, FOR the approval of the selection of Arthur Andersen LLP as independent public accountants of PNM and subsidiaries, FOR the approval of the First Restated and Amended Director Retainer Plan, FOR the approval of the First Restated and Amended Performance Stock Plan, and on all other matters in accordance with their best judgment.

    This Proxy Statement is first being mailed to the holders of PNM Common Stock on or about March 25, 1996, in connection with the solicitation of proxies by PNM's Board of Directors for use at the Annual Meeting.

    In addition to soliciting proxies through the mail, certain employees of PNM may solicit proxies in person and by telephone. PNM has retained Beacon Hill Partners, Inc. to assist in the solicitation of proxies, primarily from brokers, banks and other nominees, for an estimated fee of $2,500. The cost of soliciting proxies will be borne by PNM. PNM will, upon request, reimburse brokers, banks, nominees, custodians and other record holders for their out-of-pocket expenses of forwarding proxy materials to the beneficial owners of the shares.

                               VOTING INFORMATION

    Only holders of PNM Common Stock of record at the close of business on March 11, 1996 will be entitled to vote at the Annual Meeting. On that date, there were 41,774,083 shares of PNM Common Stock outstanding. Each share of PNM Common Stock is entitled to one vote on each of the matters properly brought before the Annual Meeting.

    In order to elect directors and approve the selection of independent public accountants, a quorum must be present or represented at the meeting and the affirmative vote of the holders of a majority of the shares of PNM Common Stock present and entitled to vote at the Annual Meeting is required.

    Approval of the First Restated and Amended Director Retainer Plan and the First Restated and Amended Performance Stock Plan also requires a quorum to be present or represented at the meeting. However, in order to satisfy the requirements of New Mexico law, the affirmative vote of the holders of a majority of the shares entitled to vote (whether or not present) at the Annual Meeting is required for approval. Further, in order to satisfy the requirements of a New Mexico law relating to director conflict of interest transactions, the Board is seeking to obtain the affirmative vote in favor of the First

Restated and Amended Director Retainer Plan of the holders of a majority of the shares entitled to be counted for this purpose at the Annual Meeting. For this purpose, shares owned by or voted under the control of a non-employee director are not entitled to be counted in the vote concerning the First Restated and Amended Director Retainer Plan.

    Under PNM's By-laws, the presence at the meeting, either in person or by properly executed proxy, of the holders of a majority of the outstanding shares of PNM Common Stock is necessary to constitute a quorum to conduct business at the Annual Meeting.

    The aggregate number of votes entitled to be cast by all shareholders present in person or represented by proxy at the meeting, whether those shareholders vote FOR, AGAINST, or ABSTAIN from voting, will generally be counted for purposes of determining the minimum number of affirmative votes required for approval of those matters requiring only the affirmative vote of a majority of the shares present at the meeting, and the total number of votes cast FOR each of these matters will be counted for purposes of determining whether sufficient affirmative votes have been cast. An abstention from voting on a matter by a shareholder present in person or represented by proxy at the meeting has the same legal effect as a vote AGAINST the matter even though the shareholder or interested parties analyzing the results of the voting may interpret such a vote differently. Shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted in calculating voting results on those matters for which the broker or other entity has not voted.

    PNM is not aware of any arrangements, the operation of which might at a subsequent date result in a change in control of PNM.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

    The following persons are the only persons known to PNM, as of March 1, 1996, to be the beneficial owners of more than 5% of PNM's voting securities:

                                                              NATURE OF BENEFICIAL        NUMBER OF      PERCENT OF
  TITLE OF CLASS    NAME AND ADDRESS OF BENEFICIAL OWNER           OWNERSHIP               SHARES           CLASS
------------------  -------------------------------------  --------------------------  ---------------  -------------
Common Stock        President and Fellows of Harvard       Sole Voting & Dispositive
                     College                                Power
                     600 Atlantic Avenue
                     Boston, MA 02210                                   TOTAL             3,102,500(1)         7.4%
Common Stock        Boston Partners Asset                  Shared Voting &
                     Management, L.P.                       Dispositive Power
                     One Financial Center
                     Boston, MA 02111                                   TOTAL             2,184,008(2)         5.2%

------------------------
(1) As reported on Schedule 13G dated February 13, 1996 and filed with the Securities and Exchange Commission (the "SEC") by the President and Fellows of Harvard College. A concurrent filing by Harvard Yenching Institute, as a member of a group with the President and Fellows of Harvard College, reported sole voting and dispositive power of 47,100 shares, representing 0.1% of PNM's voting securities. PNM makes no representation as to the accuracy or completeness of such information.

(2) As reported on Schedule 13G dated February 12, 1996 and filed with the SEC by Boston Partners Asset Management, L.P. ("BPAM"), Boston Partners, Inc. and Desmond John Heathwood, collectively the "Reporting Persons". The filing reported that each of the Reporting Persons may be deemed to own beneficially 2,184,008 shares; that BPAM owns of record 2,184,008 shares; that, as sole general partner of BPAM, Boston Partners, Inc. may be deemed to own beneficially all of the shares owned beneficially by BPAM; and that, as principal stockholder of Boston Partners, Inc., Desmond John Heathwood may be deemed to own beneficially the shares owned beneficially by Boston Partners, Inc. The filing also indicated that BPAM holds all of such shares under management for its clients; that pursuant to Rule 13d-4, each of Boston Partners, Inc. and

    Mr. Heathwood expressly disclaims beneficial ownership of any shares; and that BPAM, Boston Partners, Inc. and Mr. Heathwood expressly disclaim membership in a "group" as defined in Rule 13d-1(b)(ii)(H). PNM makes no representation as to the accuracy or completeness of such information.

                             ELECTION OF DIRECTORS

    Three directors will be elected at the Annual Meeting to hold office for the ensuing three years in accordance with PNM's Restated Articles of Incorporation providing for staggered terms of directors of three years each. The three directors elected at this meeting will hold office until the Annual Meeting of Shareholders of PNM in 1999, or until their successors have been elected and qualified. It is intended that votes will be cast pursuant to proxies for the following nominees:

                       NAME                                      ADDRESS
---------------------------------------------------  -------------------------------
Laurence H. Lattman................................  Albuquerque, New Mexico
Benjamin F. Montoya................................  Rio Rancho, New Mexico
Robert M. Price....................................  Edina, Minnesota

    As discussed under "BOARD AND COMMITTEE POLICIES", under policies adopted by the Board in January 1991, as amended in April 1991 and December 1993, Dr. Lattman, upon attaining the age of 72 years in November 1995, submitted his written resignation to the Board for acceptance by the Board at such time as the Board in its discretion deems advisable. The Board in its discretion has not deemed it advisable to accept Dr. Lattman's resignation. In fact, the Board believes it appropriate to nominate Dr. Lattman for an additional term as director in order to utilize the expertise and knowledge which Dr. Lattman has accumulated during his first term as a director. Assuming that Dr. Lattman is elected, the Board expects to continue to waive the age 72 policy for the duration of his second term as a director.

    If at the time of the meeting any of the nominees named herein should be unable to serve in this capacity, a circumstance not now anticipated by management, it is intended that the proxies will vote for such substitute nominees as may be designated by PNM's Board of Directors. Proxies cannot be voted for a greater number of persons than three, the number of nominees named above.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES.

DIRECTOR BIOGRAPHICAL INFORMATION:

DIRECTORS WHOSE TERMS EXPIRE IN 1999 (IF ELECTED):

    LAURENCE H. LATTMAN, age 72, is a resident of Albuquerque, New Mexico and has been a director since May 1993. Dr. Lattman served as President of New Mexico Institute of Mining and Technology from 1983 until his retirement in 1993. He is a member of the Audit, Corporate and Public Responsibility, and Nominating Committees. In 1995, Dr. Lattman was appointed by the Governor of New Mexico to the New Mexico Environmental Improvement Board.

    BENJAMIN F. MONTOYA, age 60, is a resident of Rio Rancho, New Mexico and has been a director since October 1993. Mr. Montoya has served as President and Chief Executive Officer of PNM since August 1993, and previously served as Senior Vice President and General Manager, Gas Supply Business Unit, Pacific Gas and Electric Company (1991-1993), and Vice President, Sacramento Valley Region, Pacific Gas and Electric Company (1990-1991). He is a member of the Finance Committee. In 1996, Mr. Montoya was appointed to the Boards of Directors of Norwest Corporation, a bank holding company, and Furr's Supermarkets, Inc.

    ROBERT M. PRICE, age 65, is a resident of Edina, Minnesota and has been a director since July 1992. Mr. Price has been President of PSV, Inc., a technology consulting business located in Burnsville, Minnesota, since 1990. Between 1961 and 1990, Mr. Price served in various executive positions, including Chairman and Chief Executive Officer, of Control Data Corporation, a mainframe computer manufacturer and business services provider. He is a member of the Executive, Management Development and Compensation, and Finance Committees. Mr. Price serves on the Boards of Directors of Premark International, Inc., Rohr Incorporated, International Multifoods, Inc., and Fourth Shift Corporation.

DIRECTORS WHOSE TERMS EXPIRE IN 1998:

    JOHN T. ACKERMAN, age 54, is a resident of Albuquerque, New Mexico and has been a director since June 1990. Mr. Ackerman has served as Chairman of the Board of PNM since 1993 and served as Chairman, President and Chief Executive Officer of PNM from 1991 until his retirement in 1993. Mr. Ackerman served as President and Chief Executive Officer of PNM from June 1990 to May 1991. He is a member of the Executive Committee.

    JOYCE A. GODWIN, age 52, is a resident of Albuquerque, New Mexico and has been a director since May 1989. Ms. Godwin served as Vice President and Secretary of Presbyterian Healthcare Services of Albuquerque, New Mexico, from 1979 until her retirement in December 1993. Ms. Godwin also served as Chairman and President of Southwest Business Ventures, Inc., a holding company for Presbyterian Healthcare Services' for-profit ventures, from 1986 until her retirement in December 1993. She is a member of the Executive, Management Development and Compensation, Nominating, and Corporate and Public Responsibility Committees.

    MANUEL LUJAN, JR., age 67, is a resident of Albuquerque, New Mexico and has been a director since April 1994. Mr. Lujan has been an insurance agent with Manuel Lujan Insurance, Inc. since 1948. Mr. Lujan has been a consultant on U.S. governmental matters, focusing on Western U.S. issues, since 1993. Mr. Lujan served as U.S. Secretary of the Interior from 1989 to 1993. He is a member of the Audit and Corporate and Public Responsibility Committees. Mr. Lujan also serves on the Boards of Directors of SODAK Gaming, Inc. and First State Bank, Albuquerque, New Mexico.

DIRECTORS WHOSE TERMS EXPIRE IN 1997:

    ROBERT G. ARMSTRONG, age 49, is a resident of Roswell, New Mexico and has been a director since May 1991. Mr. Armstrong is the President of Armstrong Energy Corporation, Roswell, New Mexico, an oil and gas exploration and production company. He is a member of the Executive, Audit, and Management Development and Compensation Committees. Mr. Armstrong also serves as Chairman of the Board of Directors of Sunwest Bank of Roswell, N.A.

    REYNALDO U. ORTIZ, age 49, is a resident of Denver, Colorado and has been a director since April 1992. Mr. Ortiz is the President and Chief Executive Officer of Castlerock Communications, Inc., a provider of integrated network communications services. Mr. Ortiz served as Chief Executive Officer of Jones Education Networks, Inc. (a cable television programming company) from March 1994 through February 1996, and was Senior Vice President, Jones Financial Group, Inc. from January through March 1994. Mr. Ortiz served as Vice President, Corporate Public Policy of U S WEST, Inc. from 1991 to 1994 and as President of U S WEST New Vector, Inc. from 1990 to 1991. He is a member of the Audit, and Corporate and Public Responsibility Committees. Mr. Ortiz also serves on the Boards of Directors of Blue Cross/ Blue Shield of Colorado, and of Rocky Mountain Healthcare Corporation (the holding company of Blue Cross/Blue Shield of New Mexico, Colorado and Nevada).

    PAUL F. ROTH, age 63, is a resident of Sanibel, Florida and has been a director since May 1991. Mr. Roth served as the President of the Dallas Chamber of Commerce, Dallas,

    Texas, from 1991 to 1992. Mr. Roth served as President of the Texas Division of Southwestern Bell Telephone Company, Dallas, Texas from November 1988 until his retirement in March 1991. He is a member of the Executive, Management Development and Compensation, Finance, and Nominating Committees.

    Each of the directors of PNM and each of the nominees for election at the Annual Meeting has advised PNM that, as of February 1, 1996, he or she beneficially owned directly or indirectly equity securities of PNM as set forth below:

                                                                   SHARES OF COMMON
                                                                      STOCK OWNED
                                                                    BENEFICIALLY AS
                                                                    OF FEBRUARY 1,
NAME                                                                  1996 (A)(B)
-----------------------------------------------------------------  -----------------
John T. Ackerman.................................................         10,935
Robert G. Armstrong..............................................          3,724
Joyce A. Godwin (c)..............................................          3,366
Laurence H. Lattman (c)..........................................          2,432
Manuel Lujan, Jr. (c)............................................          4,000
Benjamin F. Montoya..............................................          1,000
Reynaldo U. Ortiz................................................          1,224
Robert M. Price..................................................          2,200
Paul F. Roth (c).................................................          3,024

------------------------

NOTES

(a) As used herein, beneficial ownership means the sole or shared power to vote, or to direct the voting of, a security and/or investment power with respect to a security.

(b) As of February 1, 1996, directors and executive officers of PNM as a group owned beneficially 37,863 shares of PNM Common Stock, or less than 1% of the total number of shares outstanding. Such number of shares does not include 917 shares of PNM Common Stock owned by the spouse of an executive officer, as to which shares beneficial ownership is disclaimed.

(c) Included in the shares shown above for Ms. Godwin, Dr. Lattman, Mr. Lujan and Mr. Roth are shares held under the Director Restricted Stock Retainer Plan, in which the directors have voting rights. (See "COMPENSATION OF DIRECTORS").

    PNM is advised that none of its directors or nominees for director owns beneficially any shares of PNM Cumulative Preferred Stock, the only other class of equity securities of PNM presently outstanding, or any shares in its subsidiary companies.

    See "STOCK OWNERSHIP OF CERTAIN EXECUTIVE OFFICERS" and "CERTAIN LEGAL PROCEEDINGS" for certain information relating to executive officers.

                          BOARD AND COMMITTEE MEETINGS

    During 1995, the Board held seven meetings. In addition, the outside directors met twice during 1995. The following standing committees of the Board held the number of meetings indicated: Audit, five; Corporate and Public Responsibility, ten; Executive, three; Finance, six; Management Development and Compensation, seven; and Nominating, six. None of the directors attended fewer than 75% of the aggregate of all meetings held by the Board and by all committees of the Board on which he or she served.

                          BOARD AND COMMITTEE POLICIES

    In January 1991, the Board modified existing Board service policies and adopted a new policy to provide for an orderly rotation of the membership of the Board. This policy was amended in April 1991 and clarified in an amendment adopted in December 1993. The Board has also adopted certain policies with regard to committee appointments. The following is a summary of these policies.

    RETIREMENT POLICIES. Upon attaining the age of 72 years, a director will submit a written resignation to the Board for acceptance by the Board at such time as the Board in its discretion deems advisable. A director who is an employee of PNM will, on the date of such person's retirement as an employee of PNM, submit a resignation to the Board for acceptance by the Board at such time as the Board in its discretion deems advisable. As discussed above, although Dr. Lattman has attained age 72, the Board has deemed it advisable not to accept his resignation and has nominated him for re-election. The retirement policy does not apply to any member of the Board with service as chief executive officer of PNM.

    MAXIMUM TERM  OF  OFFICE.   Under  the  Board  policies, no  person  who  is
presently serving or who hereafter serves as a director of PNM shall be nominated to serve more than four times. It is the intent of this policy that each member of the Board will normally serve for a period of no more than twelve years, plus a portion of an unexpired term, if any, if the director was initially appointed to serve out an unexpired term of a director who resigned, retired or died in office. Terms of office served prior to adoption of the policies will be counted in determining whether the four-term limitation has been reached. The maximum term of office policy does not apply to any member of the Board with service as chief executive officer of PNM.

    In adopting the four-term limitation, the Board made it clear that the policy is not to be construed to mean that renomination for a second, third or fourth term will be routine. An evaluation process is used by the Nominating Committee of the Board to determine that each renomination is in the best interest of PNM.

    COMMITTEE APPOINTMENT POLICIES. Under the policies pertaining to committee appointments, members of the Management Development and Compensation Committee and the Audit Committee must be non-employee directors only, and the Chair of the Nominating Committee must be a non-employee director.

                            COMMITTEES OF THE BOARD

    The members of the standing committees of the Board are noted in the foregoing biographies. The responsibilities of the committees are as follows:

    THE AUDIT COMMITTEE consists entirely of outside members of the Board of Directors. It assesses the work of PNM's internal and independent public accountants and the effectiveness of the business control structure. It also reviews the financial statements of PNM and oversees PNM's financial reporting. The Committee represents the Board of Directors in accounting and auditing related activities of PNM. It has the responsibility to make recommendations to the Board with respect to appointment of the independent public accountants, to approve the scope of the annual audit and to monitor and review the effectiveness of PNM's management of accounting functions.

    THE CORPORATE AND PUBLIC RESPONSIBILITY COMMITTEE reviews and monitors policies and their implementation that deal with PNM's responsibility to the communities in which it does business. These policies include, but are not limited to, environmental, affirmative action, charitable contributions, political action committee, communications to various constituencies and PNM's ethics and compliance program.

    THE EXECUTIVE COMMITTEE consists of the Chairman of the Board of Directors and the Chairs of the standing committees. It exercises the power of the Board of Directors in the management of the business affairs and property of PNM during intervals between the meetings of the Board of Directors.

    THE FINANCE COMMITTEE consists of a majority of outside directors. It reviews and recommends to the Board the capital structure and financial strategy for PNM, including dividend policy. It has overview of PNM's financial performance, investment procedures and policies, pension fund performance and funding level, and risk management strategies and policies. The Committee specifically has responsibility for the review and approval of all single capital expenditures in excess of $1 million and reviews capital expenditures in excess of $100,000 and periodic capital appropriation reports.

    THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE consists entirely of outside directors. It reviews PNM's compensation policies and benefit programs and their relationship to the attainment of business goals. The Committee recommends to the Board the compensation philosophy and guidelines for the entire executive and managerial group, including members of the Board of Directors, giving emphasis to rewarding long term results and maximizing shareholder value. The Committee conducts an annual performance evaluation of the chief executive officer and is also charged with assuring management continuity through annual review and approval of a management development and succession program.

    THE NOMINATING COMMITTEE currently consists entirely of outside directors. It has the responsibility to make recommendations to the Board with respect to nominees to be designated by the Board for election as directors, as well as recommendations concerning the effectiveness, structure, size and composition of the Board, including committee assignments and candidates for election as Chairman of the Board. In 1995, the Board approved a Nominations Policy which outlines the guidelines, procedures, and selection criteria relating to filling vacancies on the Board, recognizing the importance of a well-balanced board which reflects the interests of PNM's shareholders, customers, employees and the communities it serves. The Nominating Committee expects normally to be able to identify from its own resources the names of qualified nominees, but it will accept from security holders recommendations of individuals to be considered as nominees. Security holder recommendations for the 1997 Annual Meeting, together with a description of the proposed nominee's qualifications, relevant biographical information, and the proposed nominee's signed consent to serve, should be submitted in writing to the Secretary of PNM and received by that office on or before August 1, 1996. The determination of nominees recommended by the Nominating Committee to the Board is within the sole discretion of the Committee, and the final selection of the Board's nominees is within the sole discretion of the Board of Directors.

                           CERTAIN LEGAL PROCEEDINGS

    Bellamah Community Development ("BCD"), a general partnership that engaged in real estate operations in the southwestern United States, is the debtor in a proceeding in the United States Bankruptcy Court for the District of New Mexico that commenced on June 1, 1989 under Chapter 11 of the Bankruptcy Code and converted to a Chapter 7 proceeding by order entered on January 29, 1990. The general partners of BCD include Meadows Resources, Inc., a wholly-owned subsidiary of PNM. Certain former executive officers of PNM had served on the management committee of BCD. In addition, Mr. Max H. Maerki, Senior Vice President and Chief Financial Officer of PNM, had served as an executive officer of Meadows and as vice chairman of the executive committee of BCD.

                  SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

    Action is to be taken with respect to the approval of the selection, by the Board of Directors, of the firm of Arthur Andersen LLP as independent public accountants to audit the consolidated financial statements of PNM and subsidiaries for the fiscal year ending December 31, 1996. The firm has been the independent public accountants of PNM since 1993. Arthur Andersen LLP has no financial interest in PNM or any of its subsidiaries. A representative of Arthur Andersen LLP will be present at the Annual Meeting of Shareholders to answer appropriate questions and to make any statement the representative might desire.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.

                   PROPOSAL TO RESTATE AND AMEND THE EXISTING
                    DIRECTOR RESTRICTED STOCK RETAINER PLAN

    The Board of Directors has adopted the First Restated and Amended Director Retainer Plan to be effective on the 1996 Annual Meeting date, subject to approval by PNM's shareholders. The existing Director Restricted Stock Retainer Plan (the "Current Director Plan") would be restated, amended and renamed the "Director Retainer Plan" (as restated and amended, the "Amended Director Plan"). The amendment will add stock options as an alternative to cash and restricted stock as compensation for service as a director.

    The Current Director Plan provides for the grant of restricted stock or cash payments to non-employee PNM directors for their annual retainer. Under the Amended Director Plan, directors may elect cash, stock options or restricted stock. With the addition of stock options, the Amended Director Plan would facilitate the ability of PNM's directors to increase their ownership in PNM. Stock options also increase flexibility to recognize the financial and tax circumstances of individual directors.

    The full text of the Amended Director Plan is set forth in Exhibit A to this Proxy Statement, and the following description is qualified by reference to the text thereof.

    ELIGIBILITY. As with the Current Director Plan, only non-employee PNM directors are eligible to participate in the Amended Director Plan. Participants would receive annual grants on the date of the Annual Meeting of Shareholders. Non-employee directors who take office after the Annual Meeting will receive a cash retainer until the following Annual Meeting. If the Amended Director Plan is approved by shareholders at the 1996 Annual Meeting, it is expected that there will be eight non-employee directors entitled to participate in the Amended Director Plan. No grants may be made under the Amended Director Plan after 2002.

    SHARES SUBJECT TO THE AMENDED DIRECTOR PLAN. Under the Current Director Plan, a maximum of 100,000 shares of PNM's $5 par value Common Stock ("Common Stock") may be granted in the aggregate. The Common Stock has no preemptive rights. Although the use of either authorized but unissued shares or shares purchased on the open market ("market shares") is permissible, it is anticipated that future grants will consist of market shares and therefore will have no dilutive effect with respect to the number of outstanding shares. Even if all the shares granted under the Amended Director Plan were newly issued shares, the dilutive effect would be minimal since the maximum number of shares subject to the Current Director Plan, with no change under the Amended Director Plan, would represent an approximate increase of only one fourth of one percent (.25%) of the outstanding Common Stock. The number of shares is subject to adjustments for changes in capitalization or in connection with certain corporate transactions. Any shares which are the basis of a restricted stock grant or underlying a stock option and which are forfeited may again be used for grants under the Amended Director Plan subject to certain limitations.

    ADMINISTRATION. The Amended Director Plan will be administered by the Management Development and Compensation Committee of the Board of Directors or any other committee (as used in this section, the "Committee") as may be designated by the Board to administer the Amended Director Plan, the membership of such Committee not being less than three members of the Board. The Committee will, however, have only limited discretion with respect to grants under the Amended Director Plan since grants are to be made according to the formula described below.

    ALTERNATIVES AVAILABLE TO DIRECTORS. As proposed, a director may elect to receive the director's annual retainer in cash, stock options or restricted stock.

    CASH. The cash award equals the annual retainer established by the Board of Directors.

    STOCK OPTIONS. As proposed, the Amended Director Plan provides for annual grants of stock options to be made on the Annual Meeting date to each eligible director who elects to receive stock options. The number of options granted on the 1996 Annual Meeting date will be equal to one thousand (1,000) stock options. The number of options granted to directors who have selected options on the 1997 Annual Meeting date and each Annual Meeting date thereafter during the term of the Amended Director Plan shall be equal to two thousand (2,000) stock options. The exercise price of each option will be the "Fair Market Value" (as defined in the Amended Director Plan) of a share of Common Stock at the date of grant less the annual retainer divided by the number of options (1,000 for 1996 and 2,000 for each year thereafter). The exercise price, however, cannot be less than the minimum exercise price, i.e., 30% of the Fair Market Value of the stock on the grant date. The formula is as follows:

                                       (Annual Retainer
  Fair Market Value of         -       DIVIDED BY Number       =       Exercise Price
 a Share of Common Stock                  of Options)                    Per Share

If a director elects stock options and if, due to the applicability of the minimum exercise price, the computed exercise price (before applying the minimum exercise price) is less than the minimum exercise price, the difference between the minimum exercise price and the computed exercise price, times the number of options granted, shall be paid in cash to the director within an administratively reasonable period of time following the grant date.

    The grant date of a stock option shall be each Annual Meeting date beginning with the 1996 Annual Meeting date, for any director electing to receive stock options. The elections to receive stock options, restricted stock or cash must generally be made at least six (6) months and one day before the Annual Meeting date to which the election applies, but no later than the last day of the director's tax year preceding the Annual Meeting date to which the election applies.

    A stock option shall generally vest and be exercisable on the immediately following Annual Meeting date. Vested stock options will be exercisable at any time on or before the earlier of: (i) one year following a director's termination from the Board or (ii) the tenth anniversary date of the grant date of the stock options.

    Stock options shall be exercised by the director giving written notice to PNM of his or her intent to exercise options, along with the tendering of cash in the amount of the exercise price, as described above, for the options being exercised times the number of the options being exercised. Alternatively, in lieu of cash, the exercise price may be paid by the director, in whole or in part, by assignment and delivery to PNM of vested options (other than those being exercised) owned by the director. The amount credited toward the exercise price shall equal the cumulative fair market value of all of the stock subject to the options tendered on the date of the transfer, less the exercise price of the options. The director may also tender payment by assignment and delivery of unrestricted stock. The amount credited toward the exercise price shall equal the cumulative fair market value of the stock being assigned.

    Subject  to   the  terms   of   the  Amended   Director  Plan,   within   an
administratively reasonable period of time after the exercise of an option and the payment of the full exercise price, the director shall receive a stock certificate evidencing his or her ownership of the stock. The director shall have none of the rights of a shareholder with respect to the stock subject to options, until the date a stock certificate is issued in the director's name. If necessary to meet the conditions of SEC Rule 16b-3, shares of stock obtained upon the exercise of any option granted under the Amended Director Plan may not, in any event, be sold by a director until six months after acquisition by the director of the stock option. Options will not be transferable other than by will or by the laws of descent and distribution, and during a participant's lifetime shall be exercisable only by the director.

    RESTRICTED STOCK GRANTS. As in the Current Director Plan, the Amended Director Plan provides for grants of Common Stock to be made on the Annual Meeting date to each eligible director who elects to receive restricted stock. The number of shares granted will be equal to the annual retainer established by the Board of Directors divided by the "Fair Market Value" (as defined in the Amended Director Plan) of a share of Common Stock. Fractional shares are to be rounded up to the next whole share. The shares granted under the Amended Director Plan will be registered in the name of the director, but will be subject to certain restrictions on transfer, described below, and will be held by a trustee or custodian until the restrictions on transfer lapse. The director will be entitled to all other shareholder rights with respect to the restricted stock, including voting rights and the right to receive dividends.

    VESTING OF STOCK OPTIONS AND LAPSE OF RESTRICTIONS. Stock options cannot be exercised until they vest. Stock options granted under the Amended Director Plan vest on the Annual Meeting date immediately following the Annual Meeting date on which the stock options are granted, if the director continuously remains a director during the vesting period.

    The Amended Director Plan also provides that restricted stock granted under the Amended Director Plan may not be sold, transferred, assigned, encumbered or otherwise alienated or hypothecated until the restrictions lapse in accordance with the terms of the Amended Director Plan. If the director remains as a PNM director, the transfer restrictions will lapse as to one-third of the annual grant of stock on each of the three succeeding Annual Meeting dates following the grant date.

    The Amended Director Plan provides for the acceleration of the lapse of restrictions on restricted stock and the vesting of stock options upon the death, disability, or retirement of a director or upon completion of his or her elected term, without reelection (regardless of the reason) or upon a change in control of PNM. If a director ceases to be a director of PNM for any other reason prior to the lapse of restrictions on transfer of restricted stock or vesting of options, the restricted shares or non-vested options shall automatically be forfeited.

    TERMINATION, SUSPENSION OR MODIFICATION OF THE AMENDED DIRECTOR PLAN. Subject to the following discussion, the Board of Directors may amend, terminate, or suspend the Amended Director Plan at any time. If required by law or if necessary to meet the conditions of SEC Rule 16b-3, the Board of Directors will not, without authorization of PNM's shareholders, effect any change (other than through adjustment or changes in capitalization or corporate transactions, as provided in the Amended Director Plan) which would increase the maximum number of shares of Common Stock available for grants under the Amended Director Plan, modify the requirements as to eligibility for grants under the Amended Director Plan or otherwise materially increase the benefits accruing to the directors under the Amended Director Plan (subject, however, to the Board's right to establish the annual retainer amount). In addition, if required by law or if necessary to meet the conditions of SEC Rule 16b-3, no amendment to the Amended Director Plan that would change the amount, price, or timing of restricted stock or stock option grants (other than to comport with the changes in the Internal Revenue Code of 1986, as amended (the "Code") or the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder) will be made more than once every six months (without regard to shareholder approval). The SEC is considering amendments to SEC Rule 16b-3 which would make it easier for PNM to make certain amendments to the Amended Director Plan without seeking shareholder approval.

    FEDERAL TAX CONSEQUENCES.

    OPTIONS. The options granted under the Amended Director Plan are not intended to be qualified (statutory) options under the Code. No taxable income will be recognized by a director upon the grant of an option. Upon exercise, the director will generally recognize ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. PNM will be entitled to a deduction of the same amount. The tax consequences to a director (who is subject to Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act")) will depend on whether the options are exercised before or after the end of the six (6) month holding period beginning on the date the stock option is acquired (the "Holding Period"). If the director exercises the option within the Holding Period, the director will not recognize any taxable income until the end of the Holding Period, unless the director makes an election under Section 83(b) of the Code. If a Section 83(b) election is made at the time of exercise, ordinary income is recognized in the amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price. If the options are exercised before the end of the Holding Period, and the Section 83(b) election is not made, the director will recognize ordinary income at the end of the Holding Period equal to the excess of the fair market value of the stock on the last day of the Holding Period over the exercise price. The director will recognize a capital gain or loss (long-term or short-term) on disposition of the stock to the extent of any appreciation or depreciation in the fair market value of the stock following the date the taxable income is recognized. However, PNM will not be entitled to any further deduction as a result of any such gain recognized. PNM's deductions for compensation under the Amended Director Plan are in all cases subject to the requirement of reasonableness.

    In the case of the exercise of an option using previously acquired shares, PNM understands that (i) with respect to the evenly exchanged shares (i.e., the new shares received are equal in number to the old shares surrendered), no gain or loss will be recognized to the optionee at the time of exercise, PNM will not be entitled to a deduction, and the basis and holding period of the equal number of new shares received in the exchange will be the same as the basis and holding period of the surrendered shares, and (ii) with respect to the additional shares received upon exercise, the optionee will be required to recognize as ordinary income in the year of exercise an amount equal to the fair market value on the date of exercise of the additional shares received, less any cash paid upon exercise, and PNM will be entitled to a deduction in a corresponding amount. The basis of the additional shares received will be equal to their fair market value on the date of exercise and the holding period for such shares will begin on the date of exercise. In the payment of the exercise price of an option by assigning other existing options to PNM, the optionee, in addition to recognizing ordinary income on the options being exercised, shall also recognize ordinary income on the options being assigned by the amount that the fair market value of the stock exceeds the exercise price of the option being assigned.

    RESTRICTED STOCK. Grants of restricted stock that are both subject to forfeiture restrictions and Section 16(b) Holding Period restrictions will not result in taxable income until the restrictions lapse. If the director makes a
Section 83(b) election, the tax will be recognized on the grant date disregarding the forfeiture and Holding Period restrictions. The ordinary income recognized shall equal the Fair Market Value of the stock on the date of such recognition. PNM will deduct the amount of income that the director recognizes. Regardless of when the tax is recognized, all subsequent stock appreciation or depreciation after the recognition of taxable income will be subject to capital gain or loss (short-term or long-term) on disposition of the stock.

    DIVIDENDS. Dividends received by a director on restricted stock will be taxable to the director as ordinary income. If the director has not made a
Section 83(b) election, the dividends will be deductible by PNM. If the Section 83(b) election has been made, PNM is denied a deduction for the dividends paid.

    SELF-EMPLOYMENT TAXES. Self-employment taxes are generally recognized and payable by the director at the same time ordinary income is recognized.

    The foregoing is only a summary of the principal tax consequences to PNM and the director from the grant of stock options and the grant of restricted stock under the Amended Director Plan.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE FIRST RESTATED AND AMENDED DIRECTOR RETAINER PLAN.

                       PROPOSAL TO RESTATE AND AMEND THE
          PUBLIC SERVICE COMPANY OF NEW MEXICO PERFORMANCE STOCK PLAN

    The Board of Directors has approved the First Restated and Amended Performance Stock Plan (the "Amended PSP"), to be effective as of January 1, 1996, subject to approval by PNM's shareholders. The full text of the Amended PSP is set forth in Exhibit B to this Proxy Statement, and the following description is qualified by reference to the text thereof. The following discussion covers the general terms of the Performance Stock Plan (the "PSP"), as it currently exists, and highlights the changes proposed in the Amended PSP.

    PURPOSE. The purpose of the PSP is to increase the proprietary interests in PNM of certain key employees through the issuance of stock options, with the intent of (i) fostering a strong incentive for such individuals to put forth maximum effort to achieve a pattern of sustained growth of PNM and to perform in the best interests of PNM, its shareholders, customers and employees, (ii) retaining individuals who will put forth such efforts, and (iii) attracting the best available individuals to fill those positions in the future.

    ADMINISTRATION. The Amended PSP will be administered by the Management Development and Compensation Committee of the Board or any other committee (as used in this section, the "Committee") as may be designated by the Board to administer the Amended PSP, the membership of such Committee not being less than two members of the Board. All Committee members must be "disinterested persons" if required to meet the conditions for exemption of the awards under the PSP from Section 16(b) of the Exchange Act.

    MAXIMUM SHARES AVAILABLE. As originally approved by PNM's shareholders in 1993, the aggregate maximum number of options granted under the PSP during its five-year time frame could not exceed two million options (i.e., the right to receive, upon exercise, a maximum of two million shares of PNM Common Stock), subject to certain adjustments relating to cancelled options or certain corporate changes. Such shares of Common Stock, upon exercise of the options, shall be either authorized and unissued shares or shares purchased on the open market ("market shares"). As proposed under the Amended PSP, the maximum number of options available for grant would be increased to five million shares for awards from the inception of the PSP through December 31, 2000. Although the use of either authorized but unissued shares or market shares is permissible, it is anticipated that future grants will be funded with market shares and therefore have no dilutive effect with respect to the number of outstanding shares. If all the shares granted under the Amended PSP were newly issued shares, the maximum number of options subject to the Amended PSP (including the two million previously authorized) would represent an increase of approximately twelve percent (12%) of the outstanding Common Stock if all such options were granted and exercised. If completely funded with newly issued shares, the three million option increase as proposed in the Amended PSP would reflect an increase of 7.2% in the outstanding Common Stock.

    EFFECT OF MERGER, CONSOLIDATION, DISSOLUTION OR LIQUIDATION. If PNM shall be the surviving corporation in any merger or consolidation, an option shall relate to the securities to which a holder of the number of shares of stock subject to the option would have been entitled after the merger or consolidation. Upon dissolution or liquidation of PNM, or upon a merger or consolidation in which PNM is not the surviving corporation, or upon the sale of all or substantially all of the assets of PNM, all options then outstanding under the Amended PSP will be fully vested and exercisable and all restrictions would immediately cease, unless provisions were made in connection with such transaction for the continuance of the Amended PSP and the assumption or the substitution for such options of new options to purchase stock of the successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and exercise prices.

    EFFECTIVE DATE AND TERM OF AMENDED PSP. Subject to the approval of the Amended PSP by the shareholders of PNM, the Amended PSP shall be effective as of January 1, 1996. Options may be awarded under the Amended PSP through December 31, 2000, an extension of 31 months over the term of the existing PSP.

    ELIGIBILITY FOR AWARDS. Participants will be those management and other employees of PNM selected from time to time by the Committee in its sole discretion. Awards may be made under the PSP only to those participants who are employees of PNM on the grant date of an award. There are currently 130 persons participating in the PSP.

    INITIAL AWARDS. "Initial Awards" have already been made under the PSP as previously approved by PNM's shareholders. The general purpose of the Initial Awards was to provide stock options to the participants in lieu of base salary merit increases in 1993 and 1994. Initial Awards will vest on June 30, 1996, if the participant remains in the continuous employ of PNM from the grant date to June 30, 1996.

    PERFORMANCE BASED AWARDS. Following the Initial Awards, all subsequent awards are issued on an annual basis, with a grant date as of December 31 of each calendar year and are based upon satisfactory completion of performance goals. The Committee will, in its sole discretion, establish the goals for each calendar year. These goals may be revised by the Committee under certain circumstances and may be changed from year to year in the sole discretion of the Committee. The Amended PSP permits the Committee to establish two or more performance goals. The number of options granted pursuant to the "Target Award" or "Partial Award" as described below will be further adjusted by the indexing and adjustments discussed below.

    TARGET AND PARTIAL AWARDS. The Committee in its sole discretion will establish the Target Award for each participant, based on the participant's level of responsibility within PNM. The Target Award will be achieved if the performance goals are fully satisfied. Partial Awards will be granted if one or more (but not all) performance goals are fully achieved. In addition, if the Committee determines that a performance goal has only been partially achieved, the Committee in its sole discretion may make a partial award of options with respect to the partially achieved performance goal. The Amended PSP would allow more flexibility to the Committee in the granting of awards to officers for partially achieved performance goals. Under the existing PSP, a performance goal must be fully achieved before an award can be granted to an officer.

    INDEXING OF PERFORMANCE BASED AWARDS. Performance Based Awards will be further adjusted (increased or decreased) by a factor based upon the comparison of the performance (based upon the total return to shareholders) of PNM's Common Stock versus the comparable industry index (e.g., the index of peer companies appearing in this Proxy Statement under "STOCK PERFORMANCE") that is in effect for the calendar year, pursuant to PNM's proxy statement for the next Annual
Meeting of Shareholders following the end of the calendar year to which such awards apply. The indexing shall result in a percentage comparison between PNM's Common Stock versus the comparable industry index, resulting in an index percentage (either greater or less than 100%) which shall then be multiplied by Performance Based Awards to determine the number of options awarded.

    DELIVERY OF STOCK OPTION AGREEMENTS. As soon as is administratively feasible following a grant date, the Committee will cause a stock option agreement evidencing the options awarded to be delivered to a participant receiving the award.

    VESTING OF PERFORMANCE BASED AWARDS. Subject to the exceptions set forth below, and subject to shareholder approval, the Performance Based Awards having a grant date after December 31, 1995, shall vest three years from the grant date of the award, if the participant remains in the continuous employ of PNM from the grant date to the date of vesting. Performance Based Awards granted prior to 1996 will vest on June 30, 1996, if the participant remains in the continuous employ of PNM from the grant date to June 30, 1996.

    FULL VESTING DUE TO DEATH, DISABILITY, CHANGE IN CONTROL OR INVOLUNTARY TERMINATION. Upon (i) the death or disability of the participant, (ii) the participant being involuntarily terminated by PNM for reasons other than cause,
(iii) a change in control of PNM, or (iv) events resulting in full vesting as otherwise described above, all nonvested options will be 100% vested.

    TIMING OF EXERCISE OF OPTIONS. Vested options will be exercisable at any time following the vesting thereof, on or before the earlier of (i) three months following a participant's voluntary or involuntary termination of employment with PNM (regardless of the reason) and (ii) the tenth anniversary date of the grant date of the options.

    TIME AND METHOD OF PAYMENT OF EXERCISE PRICE. The options shall be exercised by the participant giving written notice to PNM of his or her intent to exercise options, along with the tendering of cash in full payment of the exercise price of the options being exercised, times the number of such options being exercised. The exercise price will be the fair market value of the stock on the grant date. Alternatively, in lieu of cash, the exercise price may be paid, in full or in part by the participant, by assignment and delivery to PNM of either options (other than those being exercised) or PNM Common Stock owned by the participant. The amount credited against the exercise price for such stock shall equal the fair market value of the stock on the date of transfer times the number of shares being assigned and delivered. For the options being assigned and delivered to PNM, the credit amount shall equal the fair market value of the stock on the date of transfer, less the exercise price of such options being assigned and delivered, times the number of the options.

    DELIVERY OF SHARES. Subject to the other terms of the Amended PSP, promptly after the exercise of an option and the payment of the full exercise price, the participant shall receive a stock certificate evidencing his or her ownership of the stock. A participant shall have none of the rights of a shareholder with respect to options until the date a stock certificate is issued in the participant's name. No adjustment will be made for dividends or other rights for which the record date is prior to the date the stock certificate is dated.

    CASH AWARD. Notwithstanding any other contrary provision in the Amended PSP, and subject to the provisions of applicable law and to any conditions the Committee may determine to be necessary in order to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act, the Committee, in its sole discretion, may elect to settle all or a portion of an option following the exercise thereof by a participant in cash in lieu of delivering shares of stock. The cash shall be determined based upon the fair market value of the stock on the date such option is exercised less the exercise price.

    HOLDING PERIOD. If necessary to meet the conditions of SEC Rule 16b-3, shares of stock obtained upon the exercise of any option granted under the PSP may, in any event, not be sold by persons subject to Section 16 of the Exchange Act until six months after the acquisition of the stock options.

    TERMINATION AND AMENDMENTS. The Board may amend, terminate or suspend the PSP at any time, in its sole and absolute discretion; provided, however, that no amendment or termination shall adversely affect an award previously granted without the consent of the participant holding the option. Also, if required by law or if necessary to satisfy the conditions for exemption from Section 16(b) of the Exchange Act pursuant to Rule 16b-3: (a) no amendment that would change the amount, price or timing of the options, other than to comport with changes in the Code or the Employee Retirement Income Security Act of 1974, or the rules and regulations promulgated thereunder, shall be made more than once every six months, and (b) no amendment shall be made without the approval of PNM's shareholders that would: (i) increase the maximum number of shares of stock available for an award of options; (ii) modify the requirements as to eligibility for an award under the Amended PSP; or (iii) otherwise materially increase the benefits accruing to participants under the Amended PSP. The SEC is considering amendments to SEC Rule 16b-3 which would make it easier for PNM to make certain amendments to the Amended PSP without seeking shareholder approval.

    NON-ASSIGNABILITY.   Options will not be  transferable other than by will or
by the laws of descent and distribution, and during a participant's lifetime shall be exercisable only by the participant.

    FEDERAL TAX CONSEQUENCES. No taxable income will be realized by an optionee upon the grant of an option. The options granted under the Amended PSP are not intended to be qualified (statutory) options for federal income tax purposes under the Code. Except as set forth in the next paragraph, upon exercise of an option, the optionee will realize ordinary income in an amount measured by the excess of the fair market value of the shares on the date of exercise over the exercise price, and PNM will be entitled to a corresponding deduction. Upon a subsequent disposition of such shares, following the exercise of options, the employee will realize a capital gain or loss to the extent of any intervening appreciation or depreciation. If the employee held the stock for more than one year following the exercise of the option, the gain or loss will be treated as a long-term capital gain or loss. However, PNM will not be entitled to any further deduction at that time.

    The tax consequences to an optionee who is subject to Section 16(b) of the Exchange Act will depend on whether the optionee exercised the option before or after the end of the six month period beginning on the date of acquisition of the stock option. If the optionee exercises the option within the six-month period, the optionee will not recognize any taxable income upon exercise of the option unless the optionee makes an election under Section 83(b) of the Code. If the optionee makes an election under Section 83(b) at the time of exercise, upon exercise of the option, the amount by which the fair market value of the stock at the time of exercise exceeds the exercise price is treated as ordinary income received by the optionee. If the optionee does not elect to recognize ordinary income as of the date of exercise pursuant to Section 83(b) of the Code, the optionee will not recognize income at the time of exercise but instead will recognize ordinary income on the date that is six months after the acquisition of the option in an amount by which the fair market value of the stock on the date that is six months after the acquisition of the option exceeds the exercise price.

    In the case of the exercise of an option using previously acquired shares, PNM understands that (i) with respect to the evenly exchanged shares (i.e., the new shares received are equal in number to the old shares surrendered), no gain or loss will be recognized by the optionee at the time of exercise, PNM will not be entitled to a deduction, and the basis and holding period of the equal number of new shares received in the exchange will be the same as the basis and holding period of the surrendered shares, and (ii) with respect to the additional shares received upon exercise, the optionee will be required to recognize as ordinary income in the year of exercise an amount equal to the fair market value on the date of exercise of the additional shares received (and any shares withheld to satisfy tax withholding liability), less any cash paid upon exercise, and PNM will be entitled to a deduction in a corresponding amount. The basis of the additional shares received will be equal to their fair market value on the date of exercise and the holding period for such shares will begin on the date of exercise. In the payment of the exercise price of an option by assigning other existing options to PNM, the optionee, in addition to recognizing ordinary income on the options being exercised, shall also recognize ordinary income on the options being assigned by the amount that the fair market value of the stock exceeds the exercise price of the option being assigned.

    At the discretion of the Committee, the Participant may be allowed to pay withholding taxes by directing PNM to withhold from the shares of stock to be received under the award that number of shares which has a fair market value (as defined in the Amended PSP) equal to the taxes due. Employment taxes are generally recognized and payable at the same time ordinary income is recognized.

    If, as a result of a change in control of PNM, a recipient's options become immediately exercisable, the ascertainable fair market value of the options, if any, may be deemed a "parachute payment." To the extent the value of such parachute payment, when combined with the value of other payments which are deemed to result from the change in control, equals or exceeds a threshold amount equal to 300% of the recipient's average annual taxable compensation over the five calendar years preceding the year in which the change in control occurs, the excess will be considered an "excess parachute payment." The excess parachute payments will be subject to a 20% excise tax in addition to any income tax payable. PNM will not be entitled to a deduction for the excess parachute payment.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE FIRST RESTATED AND AMENDED PERFORMANCE STOCK PLAN.

                             AMENDED PLAN BENEFITS

    The following table provides information with respect to benefits received by or allocated to the following individuals and groups under the Amended PSP and the Amended Director Plan:

                                                                              DIRECTOR RETAINER PLAN (2)
                                PERFORMANCE STOCK PLAN (1)           --------------------------------------------
                       --------------------------------------------                           NUMBER OF SHARES
                                                NUMBER OF SHARES                             UNDERLYING OPTIONS
NAME AND POSITION          DOLLAR VALUE        UNDERLYING OPTIONS        DOLLAR VALUE        OR RESTRICTED STOCK
---------------------  ---------------------  ---------------------  ---------------------  ---------------------
CEO and Other                    *            Aggregate of five      None (only non-
 Individuals Named in                         million maximum for    employee directors
 Summary Compensation                         all participants       may participate)
 Table
Executive Officer                *            Aggregate of five      None
 Group                                        million maximum for
                                              all participants
Non-Executive Officer            *            Aggregate of five      None
 Employee Group                               million maximum for
                                              all participants
Non-Executive          None (must be                                          **            Aggregate of 100,000
 Director Group        employee to                                                          shares maximum for
                       participate)                                                         all directors

------------------------
(1) The number of options allocable to participants under the Amended PSP is determined from time to time by the Committee administering the plan based upon performance and other considerations discussed herein. Accordingly, the amounts ultimately allocated are not determinable at this time. Prior to the date hereof, options have been awarded as follows:

        CEO AND OTHER INDIVIDUALS NAMED IN SUMMARY COMPENSATION TABLE:

                                                                TOTAL NO.
                                                               OF OPTIONS    DATE OPTIONS
                                                                 AWARDED        BECOME
NAME                                                             TO DATE      EXERCISABLE
-------------------------------------------------------------  -----------  ---------------
B. F. Montoya................................................      134,094       06/30/96
M. P. Bourque................................................       50,387       06/30/96
R. J. Flynn..................................................       16,042       06/30/96
M. H. Maerki.................................................       52,127       06/30/96
J. E. Sterba.................................................       13,490       06/30/96
EXECUTIVE OFFICER GROUP:
All Executive Officers, Including Above-Named Officers (nine
 individuals)................................................      416,769       06/30/96
NON-EXECUTIVE OFFICER EMPLOYEE GROUP:
All Non-Executive Officers (eight individuals) and Other
 Employees (113 individuals).................................    1,200,969       06/30/96

(2) The aggregate number of shares which may be received by non-employee directors as restricted stock or stock upon the exercise of options is 100,000 shares, including shares of restricted stock previously granted. Prior to the date hereof, the non-executive director group has received a total of 11,820 shares of restricted stock.

* The ultimate dollar value of benefits under the Amended PSP cannot be determined at this time. Options previously granted to the specified individuals and groups are specified above in note (1). The exercise price of options granted to participants is equal to the fair market value of the Common Stock on the date of the grant.

** The ultimate dollar value of benefits under the Amended Director Plan cannot be determined at this time, since the ultimate value will depend on the alternatives selected by each of the directors and market conditions existing from time to time. It is intended that the directors will receive their annual retainer during the term of the Amended Director Plan in the form of cash, restricted stock or stock options as described elsewhere herein.

NOTE:
The New York Stock Exchange composite transaction closing sale price of PNM Common Stock on March 1, 1996 was $17.75.

        REPORT OF THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE*

THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE PHILOSOPHY

    Two basic principles guide PNM's compensation program. First, senior management's compensation program should reflect both individual performance and the achievement of PNM's goals. Second, the program should be as competitive as possible in order to attract, motivate, and retain key management members. Utility industry, New Mexico and regional compensation trends are considered in determining competitiveness of the program.

COMPENSATION ELEMENTS

    The senior management compensation program, which is designed to meet the philosophy of the Management Development and Compensation Committee (the "Committee"), has three components: base salary, incentive plans and management benefits.

    BASE SALARIES. In 1995, base salaries, the fixed component of pay, were conservatively tied to the average level of base salaries among gas and electric utilities which are included in compensation surveys sponsored by the Edison Electric Institute and the American Gas Association. The Committee believes that direct competitors for executive talent comprise a larger group than the group of companies included in the peer group established to compare shareholder returns.

    INCENTIVE PLANS. The Committee believes that incentive plans are critically important to PNM's compensation philosophy and in achieving PNM's goals. The Committee believes this element should have both short-term and long-term elements. The short-term element should consist of "at risk" pay or rewards paid out in cash while the long-term element should be stock-based compensation.

    In 1995, a results-based reward program was implemented which introduced an "at risk" cash compensation element to PNM's existing compensation program designed to tie one portion of the cash rewards awarded employees to the success of their business unit and another portion to the success of PNM as a whole. Goals for 1995 were approved by the Board of Directors. For 1995, overall company results were measured by earnings per share from continuing operations. If the earnings per share threshold had not been attained, no awards would have been paid out. The earnings per share target level had to be maintained after all awards were paid. Awards for business unit results depended on the amount of money in the unit pool and whether unit goals were met. Unit goals were generally centered on cost control, customer satisfaction and efficiency in operations. The 1995 goals were partially achieved and partial payments were made in February 1996.

    The long-term element is addressed through implementation of the Performance Stock Plan. The Performance Stock Plan is a stock option incentive plan. Prior to 1995, initial grants were granted in lieu of base salary merit increases. Subsequent grants have been made based on a formula, where achievement of goals determines if the options will be granted. These goals are approved by the Board of Directors. The grants are then adjusted based on PNM's total return to shareholders compared to the industry peer group discussed in the "STOCK PERFORMANCE" section of the Proxy Statement. Individual awards are based on the participant's position with PNM. Previous years' grants are not considered in determining the number of annual awards granted.

    In 1995, there were two goals: one based on earnings per share and one based on customer satisfaction. PNM achieved the earnings per share goal and 127,360 options, with an exercise price of $17.625, were granted effective December 31, 1995 to the executive officer participants. Partial achievement of the customer satisfaction goal was attained. Executive officers were not eligible for an award for the partial achievement of a goal.

    Restatement and amendment of the Performance Stock Plan is discussed in the "PROPOSAL TO RESTATE AND AMEND THE PUBLIC SERVICE COMPANY OF NEW MEXICO PERFORMANCE STOCK PLAN" section of the Proxy Statement.

    MANAGEMENT BENEFITS. The benefits provided for senior management are based upon benefits provided to all employees. The benefits focus on retirement, life insurance, health care, severance and retention.

CHIEF EXECUTIVE OFFICER COMPENSATION FOR 1995

    In July 1993, the Board offered Mr. Montoya the position of President and CEO. Data provided by an executive compensation consultant and an executive search firm were considered in determining Mr. Montoya's compensation. Mr. Montoya's 1994 and 1995 base compensation remained unchanged from the amount originally set when he was hired.

    In 1995, Mr. Montoya received 39,456 stock options under the Performance Stock Plan based on the attainment of PNM's earnings per share goal. The exercise price for these options is $17.625.

CERTAIN TAX MATTERS

    PNM has no policy with respect to qualifying compensation paid to officers for deductibility under Section 162(m) of the Internal Revenue Code because PNM's compensation levels do not approach the limits as defined by the Code and it is not anticipated that the compensation of PNM's management will approach those limits in the foreseeable future.

COMMITTEE PROCESS

    The executive compensation program is administered by the Committee. The Committee consists of independent directors who are not PNM employees and who qualify as disinterested persons for the purposes of SEC Rule 16b-3 adopted under the Exchange Act.

    The Committee is accountable for all compensation matters for PNM's senior management. The Committee periodically retains an independent executive compensation consulting firm whose recommendations are considered by the Committee in making decisions regarding the appropriateness of the executive compensation program.

                               Management Development and Compensation Committee

                                                Paul F. Roth, Chair
                                                Robert G. Armstrong
                                                  Joyce A. Godwin
                                                  Robert M. Price
------------------------
* The Report of the Management Development and Compensation Committee shall not be deemed to be incorporated into any filing by PNM under the Securities Act of 1933 or the Securities Exchange Act of 1934.

                             EXECUTIVE COMPENSATION

    The following table sets forth certain information regarding compensation paid during each of the last three fiscal years for the current Chief Executive Officer and each of the four most highly compensated executive officers serving at the end of the year, based on salary and bonus earned during 1995.

                           SUMMARY COMPENSATION TABLE

                                                                                                   LONG TERM
                                                                                                 COMPENSATION
                                                              ANNUAL COMPENSATION                   AWARDS
                                                -----------------------------------------------  -------------
                                                                                  OTHER ANNUAL    SECURITIES      ALL OTHER
    NAME AND PRINCIPAL POSITION                     SALARY            BONUS       COMPENSATION    UNDERLYING    COMPENSATION
     (AS OF DECEMBER 31, 1995)         YEAR           ($)            ($)(A)          ($)(B)       OPTIONS (#)        ($)
-----------------------------------  ---------  ---------------  ---------------  -------------  -------------  -------------
B. F. Montoya, President                  1995  $    320,205           -0-             --             39,456         -0-
 and CEO                                  1994       317,967           -0-             --             94,638    $   37,528(d)
                                          1993       164,578(c)        -0-             --             -0-            6,924(d)
M. P. Bourque, Senior Vice                1995       132,067(h)  $     10,000(g)       --             11,750         -0-
 President, Energy Services                                            16,757(i)
                                          1994       126,537           --              --             30,748         -0-
                                          1993       126,528           -0-             --              7,889         -0-
R. J. Flynn, Senior Vice                  1995       154,056           25,624(i)       --             13,490        16,045(d)
 President, Electric Services             1994        29,686(f)        --              --              2,552         -0-
M. H. Maerki, Senior                      1995       173,486(h)        19,240(i)       --             13,490         -0-
 Vice President and Chief                 1994       172,243(e)        --                             30,748         -0-
 Financial Officer                        1993       162,240           -0-             --              7,889         -0-
J. E. Sterba, Senior                      1995       142,911(h)       123,201(g)       --             13,490         -0-
 Vice President,                                                       12,836(i)
 Bulk Power Services                      1994       126,903(e)        --              --             -0-            -0-
                                          1993       124,501           -0-             --             -0-            -0-

------------------------
(a) A deferred bonus fund of $200,000 was established in December 1994, based on PNM's 1994 performance, from which lump sum awards to all officers of PNM, excluding the President and CEO, will be paid at such time as PNM pays a dividend to its shareholders. The amount of the individual awards will be determined by the President and CEO at that time. Amounts ultimately payable to each of the above-named executive officers is currently unknown.

(b) These amounts are less than the established reporting thresholds.

(c) Mr. Montoya became an employee of PNM in August 1993.

(d) These amounts represent relocation, home sale and interim living expenses paid to Mr. Montoya in 1993 and 1994 and to Mr. Flynn in 1995.

(e) These amounts include sales of accrued vacation hours during 1994 and do not reflect an increase in base salaries.

(f) Mr. Flynn became an employee of PNM in December 1994.

(g) These amounts are incentive payments under previously disclosed incentive plans for efforts leading to the sales of gas gathering and processing assets and water utility assets which occurred in 1995. (See "RELATED TRANSACTION" discussion below.)

(h) These amounts include sales of accrued vacation hours during 1995 and also reflect changes in base salaries.

(i) In 1995, a results-based reward program was implemented which was designed to tie a portion of cash rewards awarded employees to the success of their business unit and a portion to the success of PNM as a whole. Goals for 1995 were approved by the Board of Directors. These amounts reflect incentive award amounts paid in 1996 for 1995 achievements.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                             INDIVIDUAL GRANTS
                                      ----------------------------------------------------------------
                                         NUMBER OF
                                        SECURITIES      PERCENT OF TOTAL
                                        UNDERLYING       OPTIONS GRANTED    EXERCISE OR                  GRANT DATE
                                      OPTIONS GRANTED    TO EMPLOYEES IN    BASE PRICE    EXPIRATION    PRESENT VALUE
NAME                                      (#)(A)           FISCAL YEAR        ($/SH)         DATE          ($)(B)
------------------------------------  ---------------  -------------------  -----------  -------------  -------------
B. F. Montoya.......................        39,456                7.8%       $  17.625      12/31/2005   $   137,701
M. P. Bourque.......................        11,750                2.3%          17.625      12/31/2005        41,008
R. J. Flynn.........................        13,490                2.7%          17.625      12/31/2005        47,080
M. H. Maerki........................        13,490                2.7%          17.625      12/31/2005        47,080
J. E. Sterba........................        13,490                2.7%          17.625      12/31/2005        47,080

------------------------
(a) These nonqualified options are exercisable following vesting on June 30, 1996. These options may also become fully exercisable upon the occurrence of certain other events such as a change in control (as defined in the Amended PSP attached hereto as Exhibit B) of PNM.

(b) These amounts represent a theoretical present valuation based on the Black-Scholes Option Pricing Model. The actual value, if any, an executive officer may realize ultimately depends on the market value of PNM's Common Stock at a future date. This valuation is provided pursuant to SEC disclosure rules. There is no assurance that the value realized will be at or near the value estimated by the Black-Scholes model. Assumptions used to calculate this value are: price volatility -- 20%; risk-free rate of return -- 5.5%; dividend yield -- 2.7%; and time to exercise -- four years. These amounts or any of the assumptions should not be used to predict future performance of stock price or dividends. The inclusion of a dividend yield assumption for the sole purpose of calculations using the Black-Scholes Option Pricing Model is not to be construed as a projection of dividend payments.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND DECEMBER 31, 1995 OPTION VALUES

                                                        NUMBER OF SECURITIES
                                                       UNDERLYING UNEXERCISED    VALUE OF UNEXERCISED
                                                       OPTIONS AT DECEMBER 31,  IN-THE-MONEY OPTIONS AT
                                                              1995 (#)          DECEMBER 31, 1995(A)($)
                                                       -----------------------  -----------------------
NAME                                                   EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
-----------------------------------------------------  -----------------------  -----------------------
B. F. Montoya........................................         0/134,094               $0/$450,160
M. P. Bourque........................................         0/50,387                $0/$172,779
R. J. Flynn..........................................         0/16,042                $0/$11,803
M. H. Maerki.........................................         0/52,127                $0/$172,779
J. E. Sterba.........................................         0/13,490                   $0/$0

------------------------
(a) Based on the closing price on the New York Stock Exchange Composite Transactions of PNM's Common Stock on December 31, 1995 of $17.625.

                  DEFINED BENEFIT OR ACTUARIAL PLAN DISCLOSURE

    RETIREMENT PLAN AND RELATED MATTERS. PNM and its subsidiaries have a non-contributory defined benefit plan (the "Retirement Plan") covering employees who have at least one year of service and have attained the age of 21. PNM made contributions to the Retirement Plan for plan year 1995 in the amount of $8,000,000. The amount of any contribution with respect to any one person cannot be determined. Directors who are not employees do not participate in the Retirement Plan.

    The following table illustrates the annual benefits that would be provided under the Retirement Plan to employees who retire at the indicated compensation and year of service levels and who elect to receive the benefits, which are calculated on a straight-life annuity basis, over their remaining lives. Benefits shown are maximum annual benefits payable at age 65 to participants who retire at age 65.

                               PENSION PLAN TABLE

                                                             CREDITED YEARS OF SERVICE
  AVERAGE OF HIGHEST ANNUAL BASE    ---------------------------------------------------------------------------
SALARY FOR 3 CONSECUTIVE YEARS (A)    5 (B)       10         15         20         25         30      32 1/2 (C)
----------------------------------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
100,000...........................     10,000     20,000     30,000     40,000     50,000     60,000     65,000
150,000...........................     15,000     30,000     45,000     60,000     75,000     90,000     97,500
200,000...........................     20,000     40,000     60,000     80,000    100,000    120,000    130,000
250,000...........................     25,000     50,000     75,000    100,000    125,000    150,000    162,500
300,000...........................     30,000     60,000     90,000    120,000    150,000    180,000    195,000
350,000...........................     35,000     70,000    105,000    140,000    175,000    210,000    227,500
400,000...........................     40,000     80,000    120,000    160,000    200,000    240,000    260,000

------------------------
(a) For these purposes, compensation consists of base salaries and includes any amount voluntarily deferred under the Master Employee Savings Plan. It generally does not include bonuses, payments for accrued vacations, or overtime pay.

(b) Although years of service begin accumulating from the date of employment, vesting occurs after five years of service.

(c) The maximum number of years generally taken into account for purposes of calculating benefits under the Retirement Plan. Under limited circumstances, an additional 3% retirement benefit could be earned by an employee working beyond age 62.

    The amounts shown in the table above are not subject to any deduction for Social Security benefits or other offset amounts.

    Credited years of service which can be used to calculate benefits as shown in the above table have been accumulated by executive officers under the Retirement Plan, the Accelerated Management Performance Plan discussed below and the supplemental employee retirement arrangements discussed below. Credited years of service so computed as of December 31, 1995 are as follows: Mr. Montoya, 5 years (however, Mr. Montoya will not be entitled to any retirement benefits until 1998); Ms. Bourque, 9 years; Mr. Flynn, 1 year; Mr. Maerki, 23.36 years; and Mr. Sterba, 20.76 years. The executive officers' remuneration which would be used to calculate benefits is determined by reference to the Retirement Plan and the supplemental employee retirement arrangements discussed below. Such amounts as of December 31, 1995 are as follows: Mr. Montoya, $320,004; Ms. Bourque, $133,338; Mr. Flynn, $153,996; Mr. Maerki, $170,900; and Mr. Sterba,
$129,668.

    In January 1981, the Board of Directors approved an executive retirement program for a group of management employees. The program was intended to attract, motivate and retain key management employees. Messrs. Maerki and Sterba and certain other key management employees are eligible to participate in one or more of the plans in the program. Under the program, as originally adopted, key management employees had the opportunity to earn additional credit for years of service toward retirement (the "Accelerated Management Performance Plan"). The Accelerated Management Performance Plan, as amended and restated, phased out the accumulation of additional credits by January 1, 1990. In addition, the amended and restated plan includes a provision allowing key management employees to receive a reduced benefit from the plan upon attaining early retirement without having attained the maximum credits for years of service. Monthly benefits received pursuant to the Accelerated Management Performance Plan are offset by monthly benefits received pursuant to the Retirement Plan.

    As approved by the Board in 1989, a supplemental employee retirement agreement was entered into with Mr. Maerki. Under the agreement with Mr. Maerki, his retirement benefits would be computed as if he had been in the continuous employment of PNM since February 15, 1974. For a discussion regarding certain retirement arrangements with Mr. Montoya, see "TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS".

    The Board of Directors has approved the establishment of an irrevocable grantor trust, under provisions of the Code, generally in connection with the management benefit plans discussed in the preceding two paragraphs and the supplemental retirement arrangements with certain former executive officers. Under the terms of the trust, PNM may, but is not obligated to, provide funds to the trust, which has been established with an independent trustee, to aid in meeting its obligations under such arrangements. Funds in the amount of approximately $12.7 million were provided to the trust in 1989. Distributions have been made from the trust since 1989. No additional funds have been provided to the trust.

    The Retirement Plan was amended in 1993. The amendment affected the officers and managers who participated in the Performance Stock Plan and were ineligible for base salary merit increases. The retirement benefit calculation was adjusted so that such persons would not be penalized for participating in the Performance Stock Plan.

    Federal tax legislation enacted in 1993 imposed a $150,000 limitation on compensation that can be considered in determining retirement benefits under qualified retirement plans. A PNM plan adopted in 1993 provides nonqualified deferred compensation benefits to executives to the extent their retirement benefits under the Retirement Plan, the Accelerated Management Performance Plan and supplemental employee retirement agreements are limited as a result of the $150,000 compensation limitation imposed by the 1993 tax legislation.

                           COMPENSATION OF DIRECTORS

    Shareholders approved the "Director Restricted Stock Retainer Plan" at the May 1992 Annual Meeting. The Director Restricted Stock Retainer Plan was amended to provide for a cash retainer to be paid in lieu of restricted stock in the event PNM is unable to grant restricted stock because of regulatory, legal or contractual restrictions on issuing or repurchasing stock for the plan and to allow directors the election, upon specified prior notice, to receive cash instead of restricted stock. A trust was established for the purpose of purchasing and holding restricted stock grants pending the lapse of restrictions. The trustee of the trust is an independent third party. Proposed amendments to the plan, including adding options as a method of director compensation, are described in "PROPOSAL TO RESTATE AND AMEND THE EXISTING DIRECTOR RESTRICTED STOCK RETAINER PLAN" and are contained in Exhibit A hereto.

    The current annual cash retainer is $12,000. Directors who were not full-time employees received $600 for each meeting of the Board and $450 for each committee meeting attended in 1995. The Chair of each committee, excluding the Executive Committee, receives an additional $200 per committee meeting. Directors are also reimbursed for expenses incurred in connection with service as a director. Any director who is an employee of PNM or one of its subsidiaries receives no compensation for services as director.

    In December 1993, the Board of Directors restructured the duties and compensation of the position of Chairman of the Board, increasing the duties and establishing the level of compensation. The Chairman now receives an annual retainer that is four times the amount paid to other non-employee directors, of which one-fourth is paid on terms identical to the retainer paid to other non-employee directors and the remaining three-fourths in cash, and is paid meeting fees for attending Board and Executive Committee meetings. The meeting fees for the Chairman are three times the meeting fees paid to other non-employee directors.

                 STOCK OWNERSHIP OF CERTAIN EXECUTIVE OFFICERS

    Each of the executive officers named in the above table (except Mr. Montoya, whose stock ownership is reported above under "ELECTION OF DIRECTORS") has advised PNM that, as of February 1, 1996, he or she beneficially owned directly or indirectly Common Stock of PNM as set forth below:

                                                              SHARES OF COMMON STOCK
                                                             OWNED BENEFICIALLY AS OF
NAME                                                          FEBRUARY 1, 1996 (A)(B)
-----------------------------------------------------------  -------------------------
M. P. Bourque..............................................                365
R. J. Flynn................................................              1,000
M. H. Maerki...............................................                503
J. E. Sterba...............................................              1,846

------------------------
(a) As used herein, beneficial ownership means the sole or shared power to vote, or to direct the voting of, a security and/or investment power with respect to a security.

(b) All such amounts are less than one percent of the outstanding Common Stock of PNM.

    PNM is advised that none of its executive officers owns beneficially any shares of PNM Cumulative Preferred Stock, the only other class of equity securities of PNM presently outstanding, or any shares in its subsidiary companies.

                               STOCK PERFORMANCE*

    The following graph compares the yearly percentage change in the cumulative total shareholder return on PNM's Common Stock during the five fiscal years in the period ended December 31, 1995, with the cumulative total return on an index of peer companies selected by PNM and the cumulative total return on the S&P 500 Stock Index. Companies in the peer group are combination electric and gas utilities each of which has an investment in a nuclear power generating station. The peer group companies are as follows: Baltimore Gas & Electric Company, Central Hudson Gas & Electric, CMS Energy Corp., Commonwealth Energy System, Consolidated Edison Company of New York, Delmarva Power & Light Company, IES Industries, Inc., Long Island Lighting Company, New York State Electric & Gas Corp., Niagara Mohawk Power Corp., Northern States Power Company, Pacific Gas and Electric Company, PECO Energy Company, Public Service Enterprises Group, Rochester Gas & Electric Corp., San Diego Gas & Electric Company, SCANA Corporation, Wisconsin Energy Corp., WPS Resources, Corp., and WPL Holdings, Inc.
------------------------
* The "STOCK PERFORMANCE" section of this Proxy Statement shall not be deemed to be incorporated by reference into any filing by PNM under either the Securities Act of 1933 or the Securities Exchange Act of 1934.

              COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN (1)
                  AMONG PUBLIC SERVICE COMPANY OF NEW MEXICO,
                    A PEER GROUP AND THE S&P 500 STOCK INDEX

                                    [graph]

                                        CUMULATIVE TOTAL RETURN
                                ---------------------------------------
                                1990   1991   1992   1993   1994   1995
                                ----   ----   ----   ----   ----   ----
Public Svc Co N Mex              100    116    148    134    154    210
PEER GROUP                       100    128    142    159    134    170
S & P 500                        100    130    140    155    157    215

------------------------
(1) This illustration assumes $100 invested on December 31, 1990 in PNM Common Stock, the combination gas and electric company peer group and the S&P 500 Stock Index. Each mark on the axis displaying the years 1990 through 1995 represents December 31 of that year. Total Return includes reinvestment of all dividends. The historical shareholder return shown above may not be indicative of future performance.

                         TERMINATION OF EMPLOYMENT AND
                         CHANGE OF CONTROL ARRANGEMENTS

    An Executive Retention Plan (the "Retention Plan") was adopted by the Board of Directors effective January 1, 1992. The Retention Plan covers executive officers and other key employees designated by the Board. Mr. Montoya has been provided with substantially similar benefits by agreement with PNM. The Retention Plan provides certain severance benefits should the employee's employment with PNM be terminated subsequent to a change in control of PNM or as the result of a sale or other disposition of all or substantially all the assets of a major operating unit, if such termination is for death, by PNM for reasons other than cause, or by the employee due to constructive termination. The severance benefits include: (i) lump sum severance equal to 2.5 times current base salary for executive officers; (ii) reimbursement of all legal fees and expenses incurred as a result of termination of employment; and (iii) certain insurance benefits which are substantially similar to those received by the employee immediately prior to termination of employment. The Retention Plan was effective for an initial term through December 31, 1992, and is subject to automatic extension for additional one year terms unless revoked by the Board by the October 1 date immediately preceding the commencement of the next successive one year term. The Retention Plan is also subject to automatic extension, or revival if it has been revoked, in the event of a change in control during certain time periods.

    PNM also has a non-union severance pay plan that covers any non-union employee who is terminated due to the elimination of his or her position (an "impacted employee"), including executive officers. Benefits include severance pay in the amount of two months of base salary plus one additional week of base salary for each year of service, which may be enhanced if the participant signs a release agreement with PNM. Under a program adopted in 1992, an impacted employee would have the option to remain with PNM for an additional year but would give up the option to receive enhanced benefits. In 1993, the Board approved an amendment to the non-union severance pay plan. The amendment provides a benefit for impacted executives under which an executive would receive a lump sum distribution in lieu of the option that other employees have to remain with PNM for an additional year and reimbursement for placement assistance expenses incurred during the year after impaction up to 5% of base salary, plus certain insurance benefits. If an employee is eligible to receive benefits under the Retention Plan, benefits are not available to that employee under the severance pay plan.

    Mr. Montoya became President and CEO of PNM in August 1993. Under the terms of employment agreements entered into between PNM and Mr. Montoya, Mr. Montoya will be eligible to receive supplemental retirement benefits if he completes five years of service with PNM. He will also receive severance benefits substantially equal to the level of benefits provided to other members of senior management (discussed above) in the event he is terminated by the Board.

    Reference is made to the discussion of the PSP and the Amended PSP herein. The options referred to in the discussion may become exercisable upon certain events such as change in control (as defined in the PSP) of PNM.

                              RELATED TRANSACTION

    On January 11, 1993, PNM announced specific actions which were determined to be necessary in order to accelerate PNM's preparation for the new challenges in the competitive electric energy market, as well as certain other actions. As part of this announcement, PNM stated its intention to dispose of the Sangre de Cristo Water Company and PNM's natural gas gathering and natural gas processing assets. Mr. J. E. Sterba was assigned to head the asset restructuring effort. The Board approved an incentive plan for the team of employees involved in the asset restructuring, and Mr. Sterba was one of the participants in the plan, making him eligible for incentive payments under the plan upon certain asset dispositions. In 1995, Ms. M. P. Bourque was also selected as a participant in the incentive plan due to her efforts regarding the sale of PNM's natural gas gathering and gas processing assets.

    In 1994, PNM entered into an agreement with Williams Gas Processing-Blanco, Inc. for the sale of substantially all of the natural gas gathering and processing assets of PNM and two subsidiaries. The sale was closed on June 30, 1995 for a cash selling price of $154 million. Also in 1994, PNM entered into an agreement with the City of Santa Fe for the sale of the assets of PNM's water utility division, the Sangre de Cristo Water Company. On July 3, 1995, the closing of the sale was finalized for a purchase price of $51.2 million (exclusive of current assets netted against current liabilities). The sale of certain other assets of Sangre de Cristo Water Company, which consist of various parcels of land and water rights, is currently being negotiated. The City of Santa Fe acquired an option to purchase the majority of the land parcels as part of the agreement for the sale of the Sangre de Cristo Water Company assets.

    Pursuant to the terms of the incentive plan and after the closings of the above-referenced sales, Mr. Sterba received $123,201 and Ms. Bourque received $10,000 as reported in the "SUMMARY COMPENSATION TABLE" herein. PNM currently estimates the aggregate of incentive payments to Mr. Sterba resulting from completing the sale of the other assets of Sangre de Cristo Water Company would be approximately $35,000.

                                 OTHER BUSINESS

    The management of PNM knows of no other business which is likely to be brought before the meeting. If other matters not now known to management come before the Annual Meeting, the persons named in the accompanying proxy expect to vote in accordance with their judgment on such matters.

                              REQUESTS FOR REPORTS

    A COPY OF PNM'S ANNUAL REPORT TO SHAREHOLDERS WAS MAILED ON MARCH 25, 1996. COPIES OF THE 1995 FORM 10-K ARE AVAILABLE UPON WRITTEN REQUEST TO BARBARA BARSKY, ALVARADO SQUARE MS 2720, ALBUQUERQUE, NEW MEXICO 87158.

                     DEADLINE FOR PROPOSALS BY SHAREHOLDERS

    In order to be considered for inclusion in PNM's Proxy Statement for the 1997 Annual Meeting of Shareholders, proposals from shareholders must be received by PNM at Alvarado Square, Mail Stop 2828, Albuquerque, New Mexico 87158, on or before November 25, 1996.

                                          By Order of the Board of Directors

                                          Patrick T. Ortiz
                                          SECRETARY

                                   EXHIBIT A

                           FIRST RESTATED AND AMENDED
                      PUBLIC SERVICE COMPANY OF NEW MEXICO
                             DIRECTOR RETAINER PLAN

    THIS FIRST RESTATED AND AMENDED PUBLIC SERVICE COMPANY OF NEW MEXICO DIRECTOR RETAINER PLAN is made this 30th day of April, 1996, by the Public Service Company of New Mexico (the "Company"). The capitalized terms used herein are defined in Article II.

                                R E C I T A L S

    WHEREAS, the Original Plan was adopted by the Company effective as of the 1992 Annual Meeting Date and, consistent with the authority of the Board, the Original Plan was subsequently amended by the First and Second Amendments;

    WHEREAS, the primary change resulting from the Second Amendment was to allow the Directors to receive cash in lieu of Restricted Stock;

    WHEREAS, the Board believes it would be appropriate to further change the Original Plan, subject to shareholder approval, to allow the Directors to elect to receive Stock Options in addition to Restricted Stock or cash; and

    WHEREAS, in order to (i) simplify the Plan document, (ii) incorporate the changes made by the First and Second Amendments, and (iii) change the Plan to allow for Stock Options, the Original Plan is being restated.

    NOW, THEREFORE, the Original Plan, as amended, is hereby further amended and restated in its entirety as follows:

                                   ARTICLE I

                                    PURPOSE

    The purpose of the Plan is to provide additional incentives for the non-employee Directors to perform in the best interests of PNM, its shareholders, customers and employees, as well as provide a means for members of the Board to increase their proprietary interest in PNM and respond to shareholders' concerns about stock ownership by Directors.

                                   ARTICLE II

                                  DEFINITIONS

    The following words and phrases, when used herein with an initial capital letter, shall have the same meaning set forth below unless the context clearly indicates otherwise:

        2.1 "Annual Meeting" or "Annual Meeting Date" shall mean the date established for the annual meeting of the Company's shareholders pursuant to the Company's Bylaws.

        2.2 "Board" shall mean the Board of Directors of Public Service Company of New Mexico.

        2.3 "Cash Election" shall mean an irrevocable election filed with the Company on or before the Election Date to receive all (but not less than all) of the Retainer in cash.

        2.4 "Change in Control" shall mean, subject to the exceptions and modifications set forth at the end of this Section 2.4., those circumstances in which any of the following shall occur:

           (a) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act (as hereinafter defined)) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities;

           (b) during any period of two consecutive years the following individuals cease, for any reason, to constitute the majority of the
       Board:

               (i)  those  directors  who  at  the  beginning  of  such   period
           constitute the Board, plus

               (ii) any new directors whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3rds) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (such new directors being referred to as "Approved New Directors");

           (c) upon the merger or consolidation of the Company with any other corporation; or

           (d) upon the complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company's assets.

        Section 2.4(a) shall not apply if the "person" as referred to therein is, or shall be (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or (ii) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

        In Section 2.4(b), the Approved New Director shall not include a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Section 2.4(a), 2.4(c), or 2.4(d) hereof.

        Section 2.4(c) shall not apply to a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation.

        2.5 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

        2.6 "Committee" shall mean the Management Development and Compensation Committee of the Board or any such other committee as may be designated by the Board to administer the Plan, the membership of such committee not being less than three members of the Board. All Committee members must be "disinterested persons", if required to meet the conditions for exemption of the grants under the Plan from Section 16(b) of the Exchange Act.

        2.7 "Company" shall mean Public Service Company of New Mexico.

        2.8 "Director" shall mean any member of the Board who, as of the Grant Date, is not an employee of the Company.

        2.9 "Disability" shall mean the inability of a Director to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The permanence and degree of such impairment shall be supported by medical evidence.

       2.10 "Election Date" shall mean the date as described below, on or before which a Director must make his or her election to receive (i) cash,
    (ii) Restricted Stock or (iii) Stock Options. The Election Date shall be the earlier of:

            (a) the  date that is  six (6) months  and one (1)  day prior to the
                Grant Date to which the election applies; or

            (b) the last day of a Director's tax year, immediately preceding the tax year including the Grant Date to which the election applies.

       2.11 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

       2.12 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

       2.13 "Exercise Date" shall mean the date a Recipient holding Stock Options elects to exercise any or all such Stock Options.

       2.14 "Exercise Price" shall mean the Exercise Price of the Stock Options granted hereunder, which shall be determined by dividing the
    Retainer by the number of Stock Options granted to each Recipient and subtracting this result from the Fair Market Value of one share of Stock on the Grant Date. Notwithstanding the foregoing, the Exercise Price shall not be less than the Minimum Exercise Price.

       2.15 "Fair Market Value" or "FMV" shall mean:

            (a) if Stock for a Restricted Stock Grant is authorized but unissued
                Stock, or in the case of a Stock Option Grant, the closing price of one share of Stock pursuant to the "New York Stock Exchange Composite Transactions," as reported in the Western Edition of the WALL STREET JOURNAL, on the date such value is determined (or, if Stock is not traded on such date, on the first immediately preceding business day on which Stock was so traded); or

            (b) if  Stock for a Restricted Stock  Grant is purchased on the open market, the average per share price paid to acquire all such Stock provided to the Directors pursuant to such Restricted Stock Grant.

       2.16 "First Amendment" shall mean the first amendment, dated April 16, 1993, to the Original Plan.

       2.17 "Grant Date" shall mean the date a Stock Right is granted or cash is to be distributed pursuant to an Election, with all Grant Dates being on each Annual Meeting Date, beginning with the 1996 Annual Meeting Date, so long as Stock Rights continue to be granted pursuant to Section 6.1 and 6.2.

       2.18 "Minimum Exercise Price" shall mean thirty percent (30%) of the FMV of the Stock on the Grant Date.

       2.19 "Original Plan" shall mean the Public Service Company of New Mexico Director Restricted Stock Retainer Plan as approved at the 1992
    Annual Meeting Date. The Original Plan was further amended by the First and Second Amendments.

       2.20 "Plan" shall mean the First Restated and Amended Public Service Company of New Mexico Director Retainer Plan, as set forth herein, and as may hereafter be amended.

       2.21 "Recipient" shall mean a Director who receives a Stock Right pursuant to the terms and conditions of the Plan. Such Director shall remain a Recipient with respect to a Restricted Stock Grant until all such Restricted Stock held is either forfeited pursuant to Section 9.4 or such restrictions lapse pursuant to Section 9.1 hereof. Such Director shall remain a Recipient with respect to a Stock Option until the Option is exercised or is either forfeited, pursuant to Section 9.4, or is canceled pursuant to Section 8.6.

       2.22 "Restricted Stock Grant" shall mean a grant of Restricted Stock.

       2.23 "Restricted Stock" shall mean stock which is granted to a Recipient pursuant to Section 6.1(c) hereof, to which restrictions are imposed pursuant to Section 7.2, which restrictions have not yet lapsed pursuant  to
    Article IX hereof.

       2.24 "Restricted Stock Election" shall mean the election by a Recipient to receive a Restricted Stock Grant.

       2.25 "Retainer" shall mean the annual retainer to which each Director is entitled as a Director of the Company, as may be determined by the
    Board from time to time, in effect on the Grant Date.

       2.26 "Retirement" shall mean a Recipient's retirement and related resignation from the Board pursuant to the Board's established "Age
    72 Policy" as set forth in a Board resolution adopted at the special Board meeting on April 30, 1991.

       2.27 "Second Amendment" shall mean the second amendment, dated April 27, 1994, to the Original Plan.

       2.28 "Stock" shall mean the common stock of the Company.

       2.29 "Stock Equivalent" shall mean the number of shares to which Stock Options can be converted through the exercise thereof. Generally, one Stock Option can be converted to one share of Stock.

       2.30 "Stock Option" shall mean the option to acquire Stock of the Company granted to Directors pursuant to Section 6.1(b), which is a non-qualified stock option and shall not qualify as an "incentive stock option" as defined in the Code.

       2.31 "Stock Option Election" shall mean the election by a Recipient to receive a grant of Stock Options.

       2.32 "Stock Option Grant" shall mean a grant of Stock Options.

       2.33 "Stock Right" shall mean Restricted Stock or Stock Options.

       2.34 "Stock Right Grant" shall mean the granting of a Stock Right.

       2.35 "Termination of Directorship" shall mean the termination of a Director's membership on the Board, for any reason, including but not limited to voluntary or involuntary resignation, removal, death, Disability, or failure to be renominated or reelected.

       2.36 "Trust" shall mean the trust established by the Company on April 27, 1994, primarily for the purpose of purchasing and holding the
    Restricted Stock granted pursuant to Section 6.1(c), and subsequently distributing such shares to the (i) Director upon the lapse of restrictions pursuant to Section 9.1 or (ii) Company upon the forfeiture of such shares pursuant to Section 9.4. The Trust may also be used to acquire Stock, upon the exercise of a Stock Option, if deemed the most appropriate method to satisfy applicable law.

       2.37 "Trustee" shall mean the Trustee, or its successor, serving as the Trustee of the Trust.

                                  ARTICLE III

                             ADMINISTRATION OF PLAN

    3.1 PLAN ADMINISTRATION. The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall have the sole and exclusive power, discretion and authority to:

        (a) conclusively interpret the provisions of this Plan and decide all questions of fact arising in its application, including but not limited to, the right to determine whether an individual satisfies the requirements to receive Stock Right Grants, and the right to determine the application of the rights, conditions, restrictions and forfeitures, set forth herein, if any, with respect to the Stock Right Grants;

        (b) adopt, amend and rescind rules and regulations relating to this Plan; and

        (c) make any other determinations it deems necessary or advisable, subject only to those determinations which may be reserved to the Board.

    3.2 QUORUM AND VOTING REQUIREMENTS. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at a meeting at which a quorum is present, or acts unanimously approved in writing by the Committee, shall be deemed the acts of the Committee.

    3.3 CONSISTENCY OF GRANTS AND CONDITIONS. Notwithstanding any of the above, all Restricted Stock Grants as of a Grant Date shall be at the same average per share Fair Market Value, and all Stock Rights shall be subject to the same conditions, with respect to each and every Director receiving the particular form of such Stock Right at the same time.

                                   ARTICLE IV

                             SHARES SUBJECT TO PLAN

    4.1 MAXIMUM SHARES AVAILABLE. The aggregate maximum number of shares of Stock and Stock Equivalents which may be granted under the Plan shall not exceed 100,000 shares, subject to adjustment pursuant to Section 4.3. Shares of Stock issued shall be authorized and unissued shares or shares purchased on the open market. If such Stock granted is authorized but unissued Stock, the Committee shall obtain an opinion of counsel that such issuance pursuant to this Plan conforms with applicable law and regulatory requirements.

    4.2   FORFEITURE OF  RESTRICTED STOCK  OR  STOCK OPTIONS.   Subject  to  the
limitation set forth in Section 6.2(c), if, for any reason:

        (a) any shares of Restricted Stock granted under the Plan are forfeited under circumstances in which the Recipient received no benefits of ownership of such Restricted Stock; or

        (b) nonvested Stock Options are forfeited,

an equivalent number of shares shall again be available for new granting of Stock Rights in accordance with the terms hereof. Vested Stock Options that are canceled for failure to exercise shall not increase the number of shares available for the granting of new Stock Rights.

    4.3 ADJUSTMENTS. The shares of Stock Rights granted hereunder, and, if and to the extent allowed by Rule 16b-3 or applicable state law without further shareholder approval, the aggregate maximum number of shares of Stock subject to the Plan pursuant to Section 4.1 and 4.2 above, shall be adjusted by the Committee, as is necessary to prevent dilution or enlargement of such grants in the event of a stock dividend, stock split-up or share combination, exchange of shares, recapitalization, merger, consolidation, acquisition of property or shares, reorganization, liquidation, or the like of or by the Company. For purposes of any such adjustment, the then outstanding shares of Restricted Stock, or Stock Equivalents, shall be treated like any other then outstanding Stock.

                                   ARTICLE V

                        EFFECTIVE DATE AND TERM OF PLAN

    Subject to the approval of this Plan by the shareholders of the Company, the Plan, as restated and amended, shall be effective as of the 1996 Annual Meeting. Stock Right Grants may be made as provided herein for a period of six years following such effective date. The Plan shall continue in effect until all matters relating to the Stock Right Grants and administration of the Plan have been settled.

                                   ARTICLE VI

                  CASH ELECTIONS AND GRANTING OF STOCK RIGHTS

    A Director shall have the right to select among three different alternatives as to the form in which to receive the Retainer with respect to a Grant Date. The three alternatives (cash, Stock Options or Restricted Stock) and various aspects and restrictions with respect to each are set forth in this Article VI.

    6.1 ELECTION DATE. On or before the Election Date, each Director is hereby given the right to make either a Cash Election, Stock Option Election or a Restricted Stock Election as follows:

        (a) CASH ELECTION. If the Director makes a Cash Election, he or she shall receive all of the Retainer in the form of cash, payable to the Director by the Company within an administratively reasonable period of time following the Grant Date.

        (b) STOCK OPTION ELECTION. If a Director elects to receive Stock Options, he or she shall be entitled to receive Stock Options as set forth in Section 8.1, subject to the terms, conditions and restrictions as set forth in this Article VI, and Article VIII and IX hereof.

        (c) RESTRICTED STOCK ELECTION. If a Director does not make a Cash Election or a Stock Option Election as described above, and he or she either makes a Restricted Stock Election or makes no election at all, he or she shall be given a Restricted Stock Grant granting such Director shares of Stock determined pursuant to the remaining provisions of this Article VI as may be appropriate and Article VII and IX below.

    6.2  LIMITATIONS AND PROCEDURES.

        (a)  GENERALLY.   Only one alternative form  can be elected pursuant  to
    Section 6.1 (a), (b) or (c) and once elected such form shall apply to all, but not less than all, of the electing Director's Retainer due at the immediately following Annual Meeting. Once a form is elected, it is irrevocable, with respect to the Retainer to which it applies.

        (b) LIMITATION ON DISPOSITION OF STOCK. Notwithstanding any contrary provisions herein, any Stock held by a Recipient, obtained hereunder, whether Restricted Stock, upon which restrictions have lapsed, or Stock acquired through the exercise of a Stock Option granted hereunder, shall not be sold, transferred, assigned, pledged, encumbered or otherwise alienated or hypothecated unless and until six (6) months has elapsed since the acquisition date of such Stock Rights. The restriction in this Section 6.2 shall apply only if required to satisfy the conditions for exemption from
    Section 16(b) of the Exchange Act pursuant to Rule 16b-3 promulgated thereunder.

        (c)  LIMITATION ON THE GRANT OF STOCK RIGHTS.

           (i) Subject to the  limitations set forth  in Section 6.2(c)(ii)  and
       (iii) below and in Articles IV and V above, the Stock Rights shall be granted as of the Grant Date until the cumulative total of shares of Stock and Stock Equivalents is no longer available for the granting of Stock Rights as set forth in Article IV above.

           (ii) If, as of any Grant Date, the number of shares available (including Stock Equivalents) pursuant to Article IV is less than the total number of Stock Rights that would otherwise be granted, pursuant to
       Section 6.1 above, the Retainer amount pertaining to the said Grant Date shall be paid in cash, and no further Stock Rights shall be granted hereunder.

          (iii) If:

            -    the restriction  on the  number of  shares of  Stock and  Stock
               Equivalents granted, pursuant to Section 6.2(c)(ii) occurs, or

            -     as of  any Grant  Date, no  shares are  available for  a grant pursuant to Article IV, no Stock Right will thereafter be granted under the Plan, notwithstanding that forfeitures would otherwise, in the absence of this restriction, result in additional shares subsequently becoming available for such grants pursuant to the provisions of Section 4.2.

    6.3   NOTICE.   The Committee  shall promptly  provide each  Recipient  with written notice setting forth:

        (a) the number of shares of Restricted Stock granted, or Stock Options granted,

        (b) the Fair Market Value of the shares granted on the applicable Grant Date, or the Exercise Price of Stock Options so granted, and

        (c) such other terms and conditions relevant thereto consistent with the terms and conditions of this Plan, which may be considered appropriate by the Committee.

    6.4 GOVERNMENT AND OTHER REGULATORY REQUIREMENTS. The obligations of the Company to issue or transfer Stock Rights granted pursuant hereto are subject to:

        (a)  compliance  with   all  applicable  laws,   government  rules   and
    regulations and administrative actions;

        (b) the effectiveness of a registration statement under the Securities Act of 1933, as amended, if deemed necessary or appropriate by the Company; and

        (c) the satisfaction of any listing requirements (or authority for listing upon official notice of issuance) for each stock exchange on which outstanding shares of the same class may then be listed.

    The Plan is intended to be construed so that participation in the Plan will be exempt from Section 16(b) of the Exchange Act, pursuant to Rule 16b-3 as promulgated thereunder, as may be further amended or interpreted by the Securities and Exchange Commission. In the event that any provision of the Plan shall be deemed not to be in compliance with such rules, in order to enjoy the exemption from the Exchange Act, such provision shall be deemed of no force or effect and the remaining provisions of the Plan shall remain in effect.

    6.5 CASH RETAINER. Notwithstanding any other contrary provisions in this Plan, in the event the Company is unable to grant Stock Rights to a Director pursuant to this Article VI, due to regulatory, legal or contractual restrictions on the issuing or repurchasing of Stock for the Plan, the Directors shall receive an appropriate cash retainer in lieu of such Stock Right elected.

                                  ARTICLE VII

                           GRANT OF RESTRICTED STOCK

    7.1 GRANT OF RESTRICTED STOCK. If a Restricted Stock Election is made, the Retainer amount (if the shares of Stock are not funded through authorized but unissued shares) shall be paid by the Company to the Trustee (to be held in trust) within an administratively reasonable period of time following the Grant Date. The Trustee shall purchase, on behalf of the Director, the number of shares of Stock equal to the result obtained by dividing the Retainer in effect on the Grant Date by the Fair Market Value of the Stock (determined pursuant to Section 2.15(a)) on the date of purchase. If the calculation of shares granted would result in a fractional share interest, the number of shares shall be rounded up to the highest number of full shares. The Company shall contribute such additional cash to the Trust necessary to acquire full shares of Restricted Stock to be granted. Such Stock shall be purchased by the Trustee within an administratively reasonable period of time following the Grant Date. Each Restricted Stock Grant shall be evidenced by a written notice pursuant to
Section 6.3. Restricted Stock shall be subject to the restrictions set forth in Sections 7.2 through 7.4 and in Article IX.

    7.2 RESTRICTIONS ON TRANSFER. Restricted Stock shall not be sold, transferred, assigned, pledged, encumbered or otherwise alienated or hypothecated, until the date these restrictions set forth in Section 7.2 hereof lapse in accordance with Article IX.

    7.3  ISSUING OF CERTIFICATES.

        (a) The certificates of shares of Restricted Stock granted pursuant to this Plan shall be issued in the sole name of the Recipient, but until such restrictions shall have lapsed in accordance herewith, such certificates shall either be held by:

           (i) the Company;

           (ii) a custodian designated by the Company; or

          (iii) the Trustee.

    The Company shall issue, or the custodian or Trustee, as may be applicable, shall issue, a receipt evidencing any Restricted Stock held by it issued in the name of the Recipient.

        (b) No certificates for Restricted Stock shall be issued in the name of a Recipient until such Recipient has executed a stock power in a form acceptable to the Company, authorizing the transfer of the Restricted Stock. The transfer shall occur only upon the forfeiture of the Restricted Stock, pursuant to Section 9.4.

    7.4 RIGHTS AS A SHAREHOLDER. Upon issuance of any certificate with respect to Restricted Stock in the name of the Recipient, the Recipient shall have all of the rights of a shareholder with respect to the Restricted Stock, including the right to vote the shares and receive all dividends or other distributions paid or made with respect to the Restricted Stock, subject to the restrictions set forth in Section 7.2 and the other terms and conditions of this Plan. Such rights with respect to such Restricted Stock shall continue unless and until such shares shall be forfeited in accordance with Section 9.4.

                                  ARTICLE VIII

                   GRANTING OF AND EXERCISE OF STOCK OPTIONS

    8.1 GRANTING OF STOCK OPTIONS. If a Director elects to receive Stock Options, he or she shall be entitled to acquire one share of Stock upon exercise of each Stock Option at the Exercise Price, subject to the limitations of
Article IV and Section 6.2 and the vesting and forfeiture provisions in  Article
IX. The number of Stock Options granted to each Director electing to receive Stock Options on the 1996 Annual Meeting Date shall be one thousand (1,000), and increased to two thousand (2,000) for grants on each Annual Meeting Date thereafter. The terms of the Stock Options, and the applicable conditions and restrictions with respect thereto, shall be set forth in a certificate provided to the Recipient thereof, within an administratively reasonable period of time following the Grant Date of such Stock Option.

    8.2   CASH OUT  OF RETAINER  --  IMPACT OF  MINIMUM EXERCISE  PRICE.   If  a
Director elects Stock Options and if, due to the applicability of the Minimum Exercise Price, the computed Exercise Price

(before applying the Minimum Exercise Price) is less than the Minimum Exercise Price, the difference between the Minimum Exercise Price and the computed Exercise Price times the number of Options granted, shall be paid to the Director within an administratively reasonable period of time following the Grant Date.

    8.3 TIMING OF EXERCISE. The Stock Options shall be exercisable at any time following the vesting as set forth in Article IX hereof, and on or before the earlier of (i) one (1) year after the date of the Recipient's Termination of Directorship; or (ii) the tenth anniversary date of the Grant Date of the Options.

    8.4 TIME AND METHOD OF PAYMENT. The Stock Options shall be exercised by the Recipient giving written notice to the Company of his or her intent to exercise the Stock Options, along with the tendering of cash in full payment of the Exercise Price of the Stock Options being exercised, times the number of such Stock Options being exercised. Alternatively, in lieu of cash, the Exercise Price may be paid, in full or in part by the Recipient by assignment and delivery to the Company of either Stock Options (other than those being exercised) or Stock of the Company owned by the Recipient, over which he or she is authorized to transfer, and over which the restrictions imposed by Article VII, if applicable, have lapsed. The amount credited against the Exercise Price for Stock being assigned and delivered to the Company shall equal the Fair Market Value of the Stock (determined pursuant to Section 2.15(a)) on the date of transfer times the number of shares being assigned and delivered. For the Stock Options being assigned and delivered to the Company, the credit amount shall equal the Fair Market Value of the Stock (pursuant to Section 2.15(a)) on the date of transfer, less the Exercise Price of such Stock Options being assigned and delivered, times the number of such Stock Options.

    8.5 EXERCISE FOLLOWING RECIPIENT'S DEATH. If a Recipient of Stock Options dies, without having fully exercised his or her Stock Options, the personal representative or the person receiving such Stock Options from the Recipient or his or her estate shall have the right to exercise the Stock Options, that have vested pursuant to Article IX, provided, however, that in no event may the Stock Options be exercised later than the earlier of (i) ten (10) years from the Grant Date of such Options or (ii) one (1) year following the Recipient's Termination of Directorship with the Company.

    8.6 CANCELLATION OF STOCK OPTIONS. Any Stock Options not exercised within the time periods specified in Sections 8.3 and 8.5 shall be canceled.

    8.7 CASH OUT RIGHT. Notwithstanding any other contrary provisions in this Plan, subject to the provisions of applicable law and to conditions the Committee may determine to be necessary in order to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act, the Committee, in its sole discretion, may elect to settle all or a portion of a Stock Option following the exercise thereof by a Recipient, in cash, in lieu of delivering Stock. Such cash shall be determined based upon the FMV of the Stock on the date such Stock Option is exercised less the Exercise Price.

                                   ARTICLE IX

     VESTING OF STOCK OPTIONS AND LAPSE OF RESTRICTIONS ON RESTRICTED STOCK

    9.1 LAPSE OF RESTRICTIONS -- RESTRICTED STOCK. The restrictions on Restricted Stock set forth in Section 7.2 hereof shall continue until such restrictions lapse as set forth in this Section 9.1. Except as set forth in
Section 6.2(b), upon the lapse of such restrictions, such Stock shall cease to be Restricted Stock and shall be free from all terms and conditions of this Plan and no longer subject to the restrictions and conditions of Section 7.2 and this
Article IX. Subject to the provisions of Section 9.3, below, the lapse of restrictions shall occur with respect to one-third of the shares granted pursuant to a Restricted Stock Grant on the first Annual Meeting Date following the Grant Date and an additional one-third on each successive Annual Meeting Date thereafter, until all such restrictions pertaining to a Restricted Stock Grant shall lapse, but only if the Recipient has remained as a Director of the Company continuously from the Grant Date of such Restricted Stock to the date of such lapse. If calculation of one-third of the shares granted would result in a fractional share interest, the number of shares shall be rounded up to the next highest number of full shares for each of the first two lapses, with the balance allocated to the third lapse date.

    9.2 VESTING OF OPTIONS. Subject to the provisions of Section 9.3, all Stock Options shall vest on the immediately following Annual Meeting Date following the Grant Date of such Stock Options, but only if the Recipient has remained as a Director of the Company continuously from the Grant Date of such Stock Option Grant to the next Annual Meeting Date.

    9.3 IMMEDIATE LAPSE OF RESTRICTIONS AND VESTING OF STOCK OPTIONS. Notwithstanding the provisions of Section 9.1 and 9.2 hereof, there will be a lapse of restrictions with respect to Restricted Stock and a vesting of Stock Options upon a Recipient's Termination of Directorship as a result of:

        (i) the death of such Director;

        (ii) the Disability of such Director;

       (iii) the Retirement of such Director;

       (iv) a Change in Control; or

        (v) completion of the Director's elected term, pursuant to circumstances in which he or she is not reelected for an ensuing term (regardless of the reason for the Director not being reelected).

    9.4 FORFEITURE. Except as set forth in Section 9.3, hereof, in the event of Termination of Directorship all Restricted Stock or nonvested Stock Options, then owned by such terminating Director, shall be returned to or canceled by the Company and shall be deemed to have been forfeited by the Recipient.

    9.5  CORPORATE REORGANIZATION -- IMPACT ON STOCK RIGHTS.  Nothing in Section
7.2 or this Article IX shall be construed to prohibit any exchange or conversion of Restricted Stock or Stock Options by operation of law in the event of a merger, consolidation, reorganization or other similar transaction of or by the Company which does not constitute a Change in Control, provided that the stock for or into which the Restricted Stock or the stock options to which the Stock Options shall be exchanged or converted shall thereafter constitute Restricted Stock or Stock Options, as applicable, subject to the restrictions in Section
7.2 and Article IX, as applicable.

                                   ARTICLE X

                           TERMINATION AND AMENDMENT

    10.1 TERMINATION AND AMENDMENTS. Subject to Section 10.2, the Board may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion; provided, however, that no such amendment or termination shall adversely affect the Restricted Stock or Stock Options previously granted without the written consent of the Recipients holding such Restricted Stock or Stock Options.

    10.2    OTHER  RESTRICTIONS  ON  AMENDMENTS.   If  required  to  satisfy the
conditions for exemption from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 promulgated thereunder or applicable state law:

       (a) no amendment that would change the amount, price or timing of the Restricted Stock Grants or Stock Option Grants, other than to comport with changes in the Code or ERISA, or the rules and regulations promulgated thereunder, shall be made more than once every six months;

       (b) no amendment shall be made without the approval of the Company's stockholders that would:

           (i) increase the maximum number of shares of Stock available for grants under Article IV hereof;

           (ii) modify the requirements as to eligibility for Stock Rights under the Plan; or

          (iii)   otherwise  materially   increase  the   benefits  accruing  to
       participants under the Plan (subject, however, to the Board's right to establish the Retainer).

The approval of the Company's stockholders for such amendments shall be solicited in a manner which conforms to the rules and regulations in effect under the Section 14(a) of the Exchange Act.

                                   ARTICLE XI

                           NONEXCLUSIVITY OF THE PLAN

    Nothing contained herein is intended to amend, modify or rescind any previously approved compensation plans or programs entered into by the Company, other than the Original Plan. This Plan shall be in addition to any and all other Company plans or programs. Neither the adoption of this Plan by the Board nor the submission of the Plan to the Company's stockholders for approval shall be construed as creating any limitations on the power or authority of the Board to adopt such other additional incentive or other compensation arrangements as the Board may deem necessary or desirable.

                                  ARTICLE XII

                                 MISCELLANEOUS

    12.1 WITHHOLDING TAXES. The Company shall have the right to deduct from any payments made by the Company to the Directors, any federal, state or local taxes of any kind required by law to be withheld with respect to Stock Rights or related cash distributions, or the lapse of restrictions pertaining thereto, or the Cash Election or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

    12.2 NO RIGHT OF REELECTION. Nothing in the Plan or in any instrument executed pursuant to the Plan will confer upon any Recipient any right to continue as a Director of the Company, to be renominated by the Board or to be elected or reelected by the shareholders of the Company.

    12.3 PLAN ADMINISTRATION EXPENSES. All expenses of administering the Plan shall be borne by the Company.

    12.4 HEADINGS. The headings of the Articles and their Sections in this Plan are for convenience of reading only and are not meant to be of substantive significance and shall not add or detract from the meaning of such Article or Section.

    12.5 GENDER AND USE OF SINGULAR/PLURAL. The use of the masculine gender herein shall also include within its meaning the feminine, and the singular shall include the plural, and the plural shall include the singular, unless the context clearly indicates to the contrary.

    12.6 APPLICABLE LAW. The place of administration of the Plan shall be conclusively deemed to be within the State of New Mexico, and the validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations and the rights of any and all Directors having or claiming to have an interest herein or hereunder shall be governed by and determined exclusively and solely in accordance with the laws of the State of New Mexico.

    12.7  NONAPPLICABILITY  OF ERISA.   It  is not  intended that  this Plan  be
subject to the requirements of ERISA, and the reference thereto in Section 10.2(a) shall not be interpreted so as to require compliance with ERISA.

    IN WITNESS WHEREOF, the Company has caused this First Restated And Amended Public Service Company of New Mexico Director Retainer Plan to be executed, effective as of April 30, 1996.

                                          PUBLIC SERVICE COMPANY
                                          OF NEW MEXICO

                                          By:

                                             -----------------------------------
                                                     BENJAMIN F. MONTOYA
                                                PRESIDENT AND CHIEF EXECUTIVE
                                                           OFFICER

                                   EXHIBIT B

                           FIRST RESTATED AND AMENDED
                      PUBLIC SERVICE COMPANY OF NEW MEXICO
                             PERFORMANCE STOCK PLAN

    THIS FIRST RESTATED AND AMENDED PUBLIC SERVICE COMPANY OF NEW MEXICO PERFORMANCE STOCK PLAN is made as of the 1st day of January 1996, by the Public Service Company of New Mexico (the "Company"), subject to shareholder approval. The capitalized terms used herein are defined in Article II.

                                R E C I T A L S

    WHEREAS, the Original Plan was adopted by the Company effective July 1, 1993, and, consistent with the authority of the Board, the Original Plan was subsequently amended by the First Amendment dated February 23, 1994;

    WHEREAS, the Board believes it would be appropriate to further change the Original Plan, subject to shareholder approval, to revise the manner in which performance based awards are to be made, as well as to make certain other changes; and

    WHEREAS, in order to: (i) amend the Plan as set forth above, (ii) simplify the Plan document, and (iii) incorporate the changes made by the First Amendment, the Original Plan is being restated.

    NOW, THEREFORE, the Original Plan, as amended, is hereby further amended and restated in its entirety as follows:

                                   ARTICLE I

                                    PURPOSE

    The purpose of the First Restated and Amended Public Service Company of New Mexico Performance Stock Plan is to increase the proprietary interests in the Company of certain key employees with the intent of (i) fostering a strong incentive for such individuals to put forth maximum effort to achieve a pattern of sustained growth of the Company, and to perform in the best interests of the Company, its shareholders, customers and employees, (ii) retaining individuals who will put forth such efforts, and (iii) attracting the best available individuals to fulfill those positions in the future. The Plan was originally approved by the shareholders of the Company effective July 1, 1993, and was amended on February 23, 1994. The Plan is again being amended herein and restated for administrative purposes.

                                   ARTICLE II

                                  DEFINITIONS

    The following words and phrases, when used with an initial capital letter, shall have the meaning set forth below unless the context clearly indicates otherwise:

        2.1 "Award" or "Awarded" shall mean an Option granted pursuant to the terms and conditions of this Plan.

        2.2 "Board" shall mean the Board of Directors of the Company.

        2.3 "Cause", subject to the exception and modification set forth at the end of this Section 2.3, shall mean termination of employment due to:

           a. the failure of a Participant to substantially perform his or her duties with the Company, or

           b. the engaging by the Participant in conduct which is injurious to the Company, monetarily or otherwise.

        Provided, however, that Section 2.3a shall not apply if the failure results from such Participant's incapacity due to physical or mental illness.

        2.4 "Change in Control", subject to the exceptions and modifications set forth at the end of this Section 2.4, shall be deemed to have occurred if:

           a. any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act (as hereinafter defined) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities;

           b. during any period of two consecutive years (not including any period prior to July 1, 1993), the following individuals cease, for any reason, to constitute a majority of the Board:

               (i) those directors who, at the beginning of such period, constitute the Board; plus

               (ii) any new directors whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3rds) of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved (such new directors being referred to as "Approved New Directors");

           c. the shareholders of the Company approve a merger or consolidation of the Company with any other corporation; or

           d. the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

        Section 2.4a shall not apply if the "person" as referred to therein is, or shall be (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or (ii) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

        In Section 2.4b the Approved New Director shall not include a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Section 2.4a, 2.4c or 2.4d, hereof.

        Section 2.4c shall not apply to a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation.

        2.5 "Code" shall mean the Internal Revenue Code of 1986, as may be amended from time to time.

        2.6 "Committee" shall mean the Management Development and Compensation Committee of the Board or any such other committee as may be designated by the Board to administer the Plan, the membership of such committee not being less than two members of the Board. All Committee members must be "disinterested persons" if required to meet the conditions for exemption of the Awards under the Plan from Section 16(b) of the Exchange Act.

        2.7 "Company" shall mean the Public Service Company of New Mexico.

        2.8 "Disability" shall mean the inability of a Participant to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The permanence and degree of such impairment shall be supported by medical evidence.

        2.9 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as may be amended from time to time.

        2.10 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        2.11 "Exercise Price" shall mean the Fair Market Value of the Stock on the Grant Date of an Option.

        2.12 "Fair Market Value of the Stock" shall mean the closing price of one share of Stock pursuant to the "New York Stock Exchange Composite Transactions," as reported in the Western Edition of the WALL STREET JOURNAL, on the date such value is determined (or, if Stock is not traded on such date, on the first immediately preceding business day on which Stock was so traded).

        2.13 "Grant Date" shall mean the date an Award is granted to a Participant.

        2.14 "Initial Awards" shall mean those Awards pursuant to Section 7.1 hereof.

        2.15 "Officer" shall mean a Participant who is an officer of the Company. The final classification of a Participant as an Officer under this Plan shall be in the sole discretion of the Committee.

        2.16 "Option" shall mean a right to purchase a share of Stock granted pursuant to the Plan, containing such terms and conditions as specified herein. Each Option shall consist of the right to purchase one share of Stock at the Exercise Price. Each Option shall be a non-qualified stock option and shall not qualify as an "incentive stock option" as defined in the Code.

        2.17 "Option Price" shall mean the value of the Option as determined in the sole and absolute discretion of the Committee, as of the date each Award is made. The Option Price shall be the same for all Options awarded on the same date. The Option Price was only used for Awards on or before December 31, 1995.

        2.18 "Original Plan" shall mean the Plan as originally adopted effective July 1, 1993, and as amended by the First Amendment dated February 23, 1994.

        2.19 "Partial Award" shall mean Performance Based Awards as described in Section 7.2b below.

        2.20 "Participant" shall mean any employee of the Company who is selected, from time to time, to participate in the Plan by the Committee, in its sole discretion.

        2.21 "Performance Based Awards" shall mean those Awards granted pursuant to Section 7.2.

        2.22     "Performance   Goals"  shall  mean   those  Company-wide  goals
    established pursuant to Section 7.2 used to determine the Performance Based Awards.

        2.23 "Plan" shall mean the Public Service Company of New Mexico Performance Stock Plan, as set forth herein, and as may hereafter be amended or restated from time to time.

        2.24 "Plan Administrator" shall mean the person holding a specified position with the Company wherein either such person or such position is assigned the responsibility by the Committee to administer the Plan.

        2.25 "Salary Range Control Point" shall mean the market control point within the Company's salary line for those employees in the same salary range as the Participant, based upon the Participant's employment position with the Company. The Company's compensation system is segregated into numerous salary ranges. Each employee is assigned to a salary range and, except in extraordinary cases, his or her salary will be between the minimum and the maximum of the salary range. The control point is a point between the minimum and the maximum, that is either generally the median or the average salary based upon salary information and the salary ranges accumulated from external market data. The control point for those Participants who are officers and directors subject to the restrictions of Section 16 of the Exchange Act shall be determined in the sole discretion of the Committee. Due to inflationary and other factors, the ranges may be periodically adjusted, and therefore the Salary Range Control Point for all salary ranges shall be determined as of the Grant Date of an Award. Salary Range Control Point is no longer applicable to Options granted after December 31, 1995.

        2.26  "Stock" shall mean the common stock of the Company.

        2.27 "Stock Option Agreement" shall mean an agreement between the Company and a Participant receiving an Award pursuant to this Plan, evidencing the Award, containing such provisions as may be determined in the sole discretion of the Committee, which shall be provided to a Participant promptly after the Grant Date for the Initial Awards and within an administratively reasonable period of time following the end of the calendar year to which a Performance Based Award pertains.

        2.28 "Target Award" shall mean the number of Options available for grant for each Participant, for Performance Based Awards, if all the Performance Goals are achieved as more fully described in Section 7.2a. Subject to Section 7.2d, the number of Options in a Target Award shall be determined annually by, and in the sole discretion of, the Committee before the beginning of the year, or within an administratively reasonable period of time after the beginning of the year, to which the Performance Based Awards apply. The number of Options in the Target Award will vary: (i) by Participant, (ii) by his or her position with the Company, and (iii) from year to year.

        2.29 "TRS Factor" (i.e., total return to shareholders factor) shall mean the dollar value determined on the relevant date specified herein of a $100 investment made five (5) years before the Grant Date to which the indexing applies pursuant to Section 7.2c, assuming all dividends paid during such five (5) year period are reinvested. Such determinations shall be based upon the performance graph disclosed in the proxy materials for the annual shareholder meeting, immediately following the Award Date, which graph compares a five (5) year cumulative total return on a $100 investment in Stock, to that of a comparable industry index selected by, and in the sole discretion of, the Committee.

                                  ARTICLE III

                                 ADMINISTRATION

    Except to the extent certain responsibilities have been reserved to the Board, the Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall have the sole and exclusive power, discretion and authority to:

        a. conclusively interpret the provisions of the Plan and decide all questions of fact arising in its application, including but not limited to, the right to determine whether an individual satisfies the requirements to receive an Award, and the right to determine the application of the rights, conditions, restrictions and features, set forth in this Plan document, with respect to the Options granted hereunder;

        b. adopt, amend and rescind rules and regulations relating to this Plan; and

        c. make any other determinations it deems necessary or advisable, subject only to those determinations which may be reserved to the Board.

    Notwithstanding the foregoing, the Committee may delegate ministerial responsibilities hereunder to the Plan Administrator, including the decisions on the initial claims procedure review pursuant to Section XIII, provided that no delegation shall be effective to the extent the Committee has been assigned the sole discretionary responsibility hereunder.

    The Committee shall cause the Company at the Company's expense to take any action related to the Plan which may be required or necessary to comply with the provisions of any federal or state law or any regulations issued thereunder.

                                   ARTICLE IV

                             SHARES SUBJECT TO PLAN

    4.1 MAXIMUM SHARES AVAILABLE. The aggregate maximum number of Options granted for the purchase of Stock under the Plan shall not exceed five million (i.e., the right to receive, upon exercise, a maximum of five million shares of Stock), subject to adjustment pursuant to Section 4.2 and 4.3. In determining the maximum Options available pursuant to this Section 4.1, the shares of Stock counted shall include all shares that could be, or could have been, purchased pursuant to the exercise of all Options previously awarded (whether or not such Options are vested pursuant to Article VIII), adjusted only as specified in
Section 4.2 and 4.3 below. Such shares of Stock, upon exercise of the Options, shall be either authorized and unissued shares or shares purchased on the open market. If such Stock is authorized but unissued shares, the Committee shall obtain an opinion of counsel that such issuance pursuant to this Plan conforms with applicable law and regulatory requirements. Prior to purchasing such shares of Stock on the open market, the Committee will consult with counsel to determine whether such action conforms with applicable law and contractual and regulatory requirements.

    4.2 CANCELLATION OF OPTIONS. If, for any reason, any nonvested Options granted under the Plan are canceled pursuant to Section 8.4, an equivalent number of shares of Stock to which such Options applied shall again be available for new Options in accordance with the terms hereof. Vested Options that expire shall not again be available for Options hereunder.

    4.3   ADJUSTMENTS.   The aggregate number  of shares of  Stock available for
Options under the Plan pursuant to Section 4.1, the shares subject to any Option, and the Exercise Price per share shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock subsequent to the effective date of an Award resulting from a stock split-up or share combination, exchange of shares, recapitalization, merger, consolidation, acquisition of property or shares, reorganization, liquidation, or the like of or by the Company. If the Company shall be the surviving corporation in any merger or consolidation, an Option shall pertain, apply and relate to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled after the merger or consolidation. Upon dissolution or liquidation of the Company, or upon a merger or consolidation in which the Company is not the surviving corporation, or upon the sale of all or substantially all of the assets of the Company, all Options then outstanding under the Plan will be fully vested and exercisable and all restrictions will immediately cease, unless provisions are made in connection with such transaction for the continuance of the Plan and the assumption or the substitution for such Options of new options to purchase stock of the successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and exercise prices.

                                   ARTICLE V

                        EFFECTIVE DATE AND TERM OF PLAN

    The Original Plan was effective July 1, 1993. Subject to the approval of this First Restated and Amended Public Service Company of New Mexico Performance Stock Plan by the shareholders of the

Company, the Plan shall be effective January 1, 1996. Options may be Awarded as provided herein through December 31, 2000. The Plan shall continue in effect until all matters relating to the Options and administration of the Plan have been settled.

                                   ARTICLE VI

                             ELIGIBILITY FOR AWARDS

    Awards may be made under the Plan only to those Participants who are employees of the Company on the Grant Date of an Award.

                                  ARTICLE VII

                               AWARDS OF OPTIONS

    7.1 INITIAL AWARDS. Initial Awards shall not be granted after July 1, 1994, and those granted before July 1, 1994, shall be subject to the following terms and conditions. Initial Awards were awarded on, and have a Grant Date of, July 1, 1993, and were determined by dividing fifteen percent (15%) of a Participant's Salary Range Control Point by the Option Price, all determined as of the Grant Date of the Award. Any employee who became a Participant after July 1, 1993, but before July 1, 1994, received an Initial Award on, and such Awards have a Grant Date of, July 1, 1994, equal to the Options determined by dividing seven and one-half percent (7.5%) of the Participant's Salary Range Control Point by the Option Price, all determined as of the Grant Date of the Award. There shall be no Award of an Option to purchase a fractional share of Stock.

    7.2 PERFORMANCE BASED AWARDS. Performance Based Awards shall be granted on an annual basis, and shall have a Grant Date as of December 31 of each calendar year and shall be based upon satisfactory completion of Performance Goals. The Original Plan provided for only two (2) Performance Goals. The Plan, as restated and amended, hereby provides for two (2) or more Performance Goals. The goals, shall be established each year by the Committee, in its absolute and sole discretion, and communicated to the Participants before the commencement of the calendar year to which such Awards pertain, or within an administratively reasonable period of time thereafter as determined by the Committee. After the goals for a specific year have been established and communicated to the Participants, any such goals may be revised by the Committee; provided, however, that unless such revisions are expressly contemplated in the goals as formulated by the Committee, such revisions may be made only in the following circumstances in the sole discretion of the Committee: (i) any such revision(s) shall be made only to reflect the impact on the established goals of material changes in circumstances not foreseen at the time the goals were established; and (ii) any such revision(s) shall take place not later than the delivery of Stock Option Agreements to Participants for the relevant year pursuant to Section 7.2e. The Committee shall also establish the criteria to be used in determining whether the goals have been achieved. The Performance Based Awards may be partially or fully Awarded, based upon the criteria, and the determination of the Committee. If less than all of the goals have been achieved, Partial Awards may be made at year end as set forth in 7.2b below. The number of Options granted pursuant to the Target Award or Partial Award as described below shall be further adjusted by the indexing and adjustments provided in Section 7.2c and d below. There shall be no Award of an Option to purchase a fractional share of Stock.

        a. TARGET AWARD. The Target Award of Options shall be granted if all Performance Goals are fully achieved.

        b.   PARTIAL AWARD.   If the Committee determines  that less than all of
    the Performance Goals have been achieved, the Award of Options shall consist of the sum of the Options granted in (i) and (ii) below:

            (i) FULLY ACHIEVED PERFORMANCE GOALS: The Partial Award for fully achieved Performance Goals shall be determined by multiplying the
       Target Award by the percentage determined by dividing one hundred percent (100%) by the total number of Performance Goals established by the Committee, times the number of Performance Goals fully achieved.

           (ii) PARTIALLY ACHIEVED PERFORMANCE GOALS: Under the Original Plan, Officers could not receive an Award based upon partially achieved
       Performance Goals; only non-Officer Participants could receive Awards for partially achieved Performance Goals. Effective for Awards after December 31, 1995, Officers may receive Awards, like all other Participants, based upon partially achieved Performance Goals pursuant to this Section 7.2b(ii). If the Committee determines that any of the Performance Goals were only partially achieved, the Award of Options for a partially achieved Performance Goal shall be determined on the basis of guidelines established by the Committee. Unless otherwise determined by the Committee, the guidelines shall be communicated at the same time it establishes and communicates the Performance Goals. The guidelines may be changed from year to year, and may vary between job classifications, as determined in the sole discretion of the Committee. The Committee also has the sole discretion to determine that specified Performance Goals for specified job classifications shall only be awarded if fully achieved.

        c. INDEXING OF PERFORMANCE BASED AWARDS. Notwithstanding any provision herein to the contrary, all Performance Based Awards determined pursuant to
    Section 7.2a and 7.2b above shall be further adjusted (increased or decreased) by a factor based upon the comparison of the Stock performance versus the comparable industry index that is in effect for the calendar year, pursuant to the Company's proxy statement for the next shareholder meeting following the end of such calendar year to which such Awards apply. The indexing shall result in a percentage comparison between the Stock versus the comparable industry index, resulting in an index percentage (either greater or less than 100%) which shall then be multiplied by Performance Based Awards to determine the number of Options awarded pursuant to Section 7.2a and b. The index percentage shall be determined by dividing
    (i) by (ii) wherein (i) equals the percentage determined by dividing the TRS Factor of the Company at the end of calendar year of the Award by the TRS Factor at the beginning of the calendar year, and (ii) shall equal the percentage determined by dividing the TRS Factor at the end of the calendar year of the Award by the TRS Factor at the beginning of such calendar year for the comparable industry index. The calendar year in which such index percentage is determined (i.e., determination of the beginning and end of the year TRS Factor) shall be the same calendar year as to which the Performance Goal(s) giving rise to the Option pertain.

        d. ADJUSTMENTS DUE TO PROMOTIONS OR DEMOTIONS. In the event (i) a Participant is either promoted or demoted during a calendar year or (ii) an employee first becomes a Participant during a calendar year, pursuant to
    Section 2.20, following the effective date of this Plan, the Target Award for such calendar year shall be increased or decreased based upon the promotion, demotion or initial participation in the Plan, as may be applicable, all as determined in the sole discretion of the Committee.

        e. DELIVERY OF STOCK OPTION AGREEMENTS. The Committee shall cause a Stock Option Agreement evidencing the Options Awarded to be delivered to a Participant receiving the Award in accordance with Section 2.27.

                                  ARTICLE VIII

                                    VESTING

    8.1   INITIAL AWARDS.   Subject to the exceptions  set forth in Section 8.3,
the Initial Awards shall vest on June 30, 1996, if the Participant remains in the continuous employ of the Company from the Grant Date until June 30, 1996.

    8.2   PERFORMANCE  BASED AWARDS.   Subject  to the  exceptions set  forth in
Section 8.3, the Performance Based Awards having a Grant Date of December 31, 1993, 1994, and 1995 shall likewise vest on June 30, 1996, if the Participant remains in the continuous employ of the Company from the Grant Date of such Awards until June 30, 1996. All subsequent Performance Based Awards, granted after December 31, 1995, shall vest three (3) years from the Grant Date of the Award, if the Participant remains in the continuous employ of the Company from the Grant Date to the third anniversary date of such Grant Date.

    8.3 FULL VESTING DUE TO DEATH, DISABILITY, CHANGE IN CONTROL OR INVOLUNTARY TERMINATION. Upon (i) the death or Disability of the Participant, (ii) the Participant being involuntarily terminated by the Company for reasons other than Cause, (iii) a Change in Control of the Company, or (iv) events resulting in full vesting as otherwise described in Section 4.3, all nonvested Options shall be 100% vested.

    8.4 CANCELLATION OF NON-VESTED OPTIONS. Upon the involuntary or voluntary termination of employment of a Participant for reasons other than those set forth in 8.3 (i) and (ii), all nonvested Options previously Awarded to such Participant shall be canceled.

                                   ARTICLE IX

                              EXERCISE OF OPTIONS

    9.1 TIMING OF EXERCISE. The vested Options shall be exercisable at any time following the vesting thereof, on or before the earlier of (i) three (3) months following a Participant's voluntary or involuntary termination of employment with the Company (regardless of the reason) and (ii) the tenth anniversary date of the Grant Date of the Options.

    9.2 TIME AND METHOD OF PAYMENT. The Options shall be exercised by the Participant giving written notice to the Company of his or her intent to exercise Options, along with the tendering of cash in full payment of the Exercise Price of the Options being exercised, times the number of such Options being exercised. Alternatively, in lieu of cash, the Exercise Price may be paid, in full or in part by the Participant, by assignment and delivery to the Company, of either Options (other than those being exercised) or Stock of the Company owned by the Participant. The amount credited against the Exercise Price for Stock being assigned and delivered to the Company shall equal the Fair Market Value of the Stock times the number of shares being assigned and delivered. For the Options being assigned and delivered to the Company, the credit amount shall equal the Fair Market Value of the Stock on the date of the transfer, less the Exercise Price of such Options being assigned and delivered, times the number of such Options.

    9.3 EXERCISE FOLLOWING PARTICIPANT'S DEATH. If a Participant dies, whether or not the Participant is an employee of the Company at the date of such death, without having fully exercised his or her vested Options, the personal representative or the person receiving such Options from the Participant or his or her estate shall have the right to exercise the Options pursuant to the methods set forth in Section 9.2, provided, however, that in no event may the Options be exercised later than the earlier of (i) ten (10) years from the Grant Date of such Options or (ii) three (3) months following the Participant's termination of employment.

    9.4 DELIVERY OF SHARES. Within an administratively reasonable period of time, after the exercise of an Option, and the payment of the full Exercise Price, and the satisfaction of all withholding obligations incurred pursuant to such exercise, the Participant shall receive a stock certificate evidencing his or her ownership of such Stock. A Participant shall have none of the rights of a shareholder with respect to Options until the date a stock certificate is issued in the Participant's name. No adjustment will be made for dividends or other rights for which the record date is prior to the date such Stock certificate is dated.

    9.5 CASH AWARD. Notwithstanding any other contrary provision in this Plan, and subject to the provisions of applicable law and to any conditions the Committee may determine to be necessary in order to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act, the Committee, in its sole discretion, may elect to settle all or a portion of an Option following the exercise thereof by a Participant, in cash in lieu of issuing shares of Stock. Such cash shall be determined based upon the Fair Market Value of the Stock on the date such Option is exercised less the Exercise Price.

    9.6 HOLDING PERIOD. If necessary to meet the conditions of SEC Rule 16b-3, shares of Stock obtained upon the exercise of any Option granted under the Plan may, in any event, not be sold by persons subject to Section 16 of the Exchange Act until six (6) months after the acquisition date of such Stock Options.

                                   ARTICLE X

                            TERMINATION OR AMENDMENT

    10.1 TERMINATION AND AMENDMENTS. The Board may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion; provided, however, that no such amendment or termination shall adversely affect an Award previously granted without the consent of the Participant holding such Option.

    10.2 OTHER RESTRICTIONS ON AMENDMENTS. If required by law or if necessary to satisfy the conditions for exemption from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 promulgated thereunder:

          a. No amendment that would change the amount, price or timing of the Options, other than to comport with the changes in the Code or ERISA, or the rules and regulations promulgated thereunder, shall be made more than once every six (6) months;

         b. No amendment shall be made without the approval of the Company's stockholders (as required by Rule 16b-3) that would:

              (i) increase the maximum number of shares of Stock available for an Award of Options under Article IV hereof;

             (ii) modify the requirements as to eligibility for an Award under the Plan; or

              (iii) otherwise materially increase the benefits accruing to Participants under the Plan.

    The approval of the Company's stockholders for such amendments shall be solicited in a manner which conforms to the rules and regulations under
    Section 14(a) of the Exchange Act.

                                   ARTICLE XI

                           NONEXCLUSIVITY OF THE PLAN

    Nothing contained herein is intended to amend, modify or rescind any previously approved compensation plan or program entered into by the Company. This Plan shall be in addition to any other and all other Company plans or programs. Neither the adoption of this Plan by the Board nor the submission of the Plan to the Company's stockholders for approval shall be construed as creating any limitations on the power or authority of the Committee or the Board to adopt such other additional incentives or other compensation arrangements as may be deemed necessary or desirable.

                                  ARTICLE XII

                                 MISCELLANEOUS

    12.1 WITHHOLDING TAXES. The Company shall have the right to deduct from any payments made by the Company to the Participants, any federal, state or local taxes of any kind as are required by law to be withheld with respect to the exercise of Options granted hereunder, or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding and payment of such taxes, including, in its sole discretion, and subject to the provisions of applicable law and to any conditions the Committee may determine to be necessary in order to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act, to permit the Participant to satisfy, in whole or in part, any tax withholding obligation which may arise in connection with the exercise of Options by electing to have the Company liquidate existing options or withhold shares of Stock having a Fair Market Value of the Stock equal to the amount of the income tax withholding.

    12.2   COMPLIANCE  WITH EXCHANGE  ACT.  With  respect to  persons subject to
Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Board, Committee or the Plan Administrator fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

    12.3 PLAN EXPENSES. All expenses incurred in administering this Plan shall be borne by the Company.

    12.4 HEADINGS. The headings of the Articles and Sections in this Plan are for convenience of reference only and are not meant to be of substantive significance and shall not add nor detract from the meaning of such Article or Section.

    12.5 GENDER AND USE OF SINGULAR/PLURAL. The use of the masculine gender herein shall also include within its meaning the feminine, and the singular shall include the plural, and the plural shall include the singular, unless the context clearly indicates to the contrary.

    12.6 APPLICABLE LAW. The place of administration of the Plan shall be conclusively deemed to be within the State of New Mexico, and the validity, construction, interpretation and administration with respect to the Plan and its rules and regulations and the rights of any and all Participants having or claiming to have an interest hereunder shall be governed first by the provisions of ERISA or to the extent not preempted by ERISA, exclusively and solely in accordance with the laws of the State of New Mexico.

    12.7 NON-ASSIGNABILITY. Options shall not be transferable other than by will or by the laws of descent and distribution, and during a Participant's lifetime shall be exercisable only by the Participant. Except as provided in the immediately preceding sentence, neither a Participant nor any person taking on behalf of a Participant may anticipate, assign or alienate (either at law or in equity) any benefit provided under the Plan and the Committee shall not recognize any such anticipation, assignment or alienation. Furthermore, a benefit under the Plan is not subject to attachment, garnishment, levy, execution or any other legal or equitable process.

    12.8   NO OBLIGATIONS TO EXERCISE OPTIONS.   The granting of an Option shall
impose no obligation upon the Participant to exercise such Option.

    12.9 AGREEMENT AND REPRESENTATION OF EMPLOYEES. As a condition to the exercise of any portion of an Option, the Company may require the person exercising such Option to represent at the time of such exercise that any shares of stock acquired at exercise are being acquired only for investment purposes and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such a representation is required under the Exchange Act or any other applicable law, regulation or rule of any governmental agency.

    12.10   ENTIRE PLAN.  This Plan  contains the entire provisions with respect
to  the  matters  contemplated  herein   and  supersedes  all  prior  plans   or
understandings among the parties hereto relating to an Award.

    12.11 EMPLOYMENT AGREEMENT. Notwithstanding anything to the contrary herein contained the Plan, (i) the execution of the Plan shall not create an express or implied contract of employment for a specified term between the Participant and the Company and (ii) unless otherwise expressed or provided, in writing, by an authorized officer, the employment relationship between the Participant and the Company shall be defined as "employment at will" wherein either party, without prior notice, may terminate the relationship with or without cause.

    12.12 SERVICE OF PROCESS. The Secretary of the Company shall be an agent for Service of Process for matters relating to this Plan.

    12.13   VALIDITY.   The invalidity  or unenforceability of  any provision of
this Plan shall not affect the validity or enforceability of any other provision of this Plan which shall remain in full force and effect.

    12.14 REGULATORY APPROVALS AND LISTING. The Company shall not be required to issue any certificate for shares of Common Stock upon the exercise of an Option granted under the Plan prior to:

        (a) the obtaining of any approval or ruling from the Securities and Exchange Commission, the Internal Revenue Service or any other governmental agency which the Committee, in its sole discretion, shall determine to be necessary or advisable;

        (b) the listing of such shares on any stock exchange on which the Stock may then be listed; or

        (c) the completion of any registration or other qualification of such shares under any federal or state laws, rulings or regulations of any governmental body which the Committee, in its sole discretion, shall determine to be necessary or advisable.

                                  ARTICLE XIII

                                CLAIMS PROCEDURE

    The Committee or its designee, within ninety (90) days after receipt of a written notice of a claim hereunder, shall render a written decision on the claim. If there is an adverse determination with respect to the claim, either in whole or in part, the decision shall include:

        (i) The specific reason or reasons for the adverse determination;

        (ii) Any indication of the specific Plan provisions on which the adverse determination is based;

       (iii) A description of any additional material or information necessary for the claimant to perfect the claim and any explanation of why such material or information is necessary; and

       (iv) An explanation of the Plan's appeal procedure, indicating that the appeal of the adverse determination must be made in writing addressed to the Committee, and received within sixty (60) days after the receipt by the claimant of the Committee's or its designee's written adverse determination. Failure to protect, perfect and appeal within the sixty-day period shall make the adverse determination conclusive.

    If the claimant should appeal to the Committee, he or she, or his or her duly authorized representative, must do so in writing and may submit in writing whatever issues and comments he or she, or his or her duly authorized representative, feels are pertinent. The claimant, or his or her duly authorized representative, may review pertinent Plan documents. The Committee shall render a written decision on the questions raised in the appeal, setting forth a specific reason for its decision, including reference to the Plan's provisions, within sixty (60) days after receipt of the request for review unless special circumstances (such as a hearing) would make a rendering of a decision within the sixty (60) day limit unfeasible, but in no event shall the Committee render a decision respecting an appeal of an adverse determination later than one hundred twenty (120) days after its receipt of a request for review.

    Any adverse determination or decision on an appeal of an adverse determination made by the Committee (or its designee) pursuant to the Plan shall be stated in writing and such notice shall be written in a manner that may be understood without legal or actuarial counsel.

    IN WITNESS WHEREOF, the Company has caused this First Restated and Amended Public Service Company of New Mexico Performance Stock Plan to be executed, effective as of January 1, 1996.

                                          PUBLIC SERVICE COMPANY
                                          OF NEW MEXICO

                                          By:

                                             -----------------------------------
                                                     BENJAMIN F. MONTOYA
                                                PRESIDENT AND CHIEF EXECUTIVE
                                                           OFFICER

                    PUBLIC SERVICE COMPANY OF NEW MEXICO

            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
PROXY

The undersigned does hereby constitute and appoint R.G. Armstrong, R.U. Ortiz and P.F. Roth, and each or any one of them, true and lawful attorney-in-fact and proxy for the undersigned, with full power of substitution, to represent and vote the Common Stock of the undersigned at the Annual Meeting of Shareholders of Public Service Company of New Mexico to be held in the auditorium of the UNM Continuing Education Conference Center at 1634 University Boulevard, N.E., Albuquerque, New Mexico, at 9:30 a.m., Mountain Daylight Time, on April 30, 1996, and at any adjournments thereof, on all matters coming before said meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

Please date and sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, etc., give full title. If stock is held jointly, each owner should sign. If stock is owned by a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

                               [LOGO]

The Annual Meeting of Shareholders of Public Service Company of New Mexico will be held in the Auditorium of the UNM Continuing Education Conference Center at 1634 University Boulevard, N.E., Albuquerque, New Mexico, at 9:30 a.m., Mountain Daylight Time, on April 30, 1996.

                   (VOTING INSTRUCTIONS ARE ON BACK)

FOLD AND DETACH HERE

A vote FOR the following proposals is recommended by the Board of Directors.

1. Election of Directors (Laurence H. Lattman, Benjamin F. Montoya and Robert M. Price).

Mark one: ___ FOR all nominees listed above.
          ___ FOR all nominees listed above except
              ____________________________________
          ___ WITHHOLD AUTHORITY to vote for all
              nominees listed above.

2. Selection of Arthur Andersen LLP as independent public accountants for the current year.

   /  /  FOR      / /  AGAINST      /  / ABSTAIN

3. Approval of the First Restated and Amended Director Retainer Plan.

   /  /  FOR      / /  AGAINST      /  / ABSTAIN

4. Approval of the First Restated and Amended Performance Stock Plan.

   /  /  FOR      / /  AGAINST      /  / ABSTAIN

5. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before this meeting, or any adjournment or adjournments thereof.

PROXY

____________________________________
Signature
____________________________________
Signature

Dated: ______________________ , 1996

PLEASE MARK, SIGN, DATE AND RETURN
THE PROXY CARD PROMPTLY, USING THE
ENCLOSED ENVELOPE